Exhibit 10.1

FAIR LAKES CENTER

LEASE AGREEMENT

      THIS LEASE AGREEMENT is made this 15th day of September, 1997, by and between THE SHOPS AT FAIR LAKES, L.P., a Virginia limited partnership (“Landlord”) and ALLIANCE BANK, a                                                             (“Tenant”). For good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, Landlord and Tenant hereby mutually agree, as follows:

ARTICLE 1

BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

      1.01.     Each reference in this Lease to information and definitions contained in Article 1 and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the following meanings:

(a)	Shopping Center: The Shops at Fair Lakes, located in Fairfax County, Virginia and being shown generally on Exhibit “A”.

(b)	Premises: 12735 Shops Lane, containing approximately Three Thousand Eight Hundred Eighteen (3,818) square feet of Floor Area and being on Exhibit “A” as the cross-hatched area.

(c)	Permitted Name: Alliance Bank

(d)	Permitted Use: Operation of a full-service banking institution [including walk-up Automatic Teller Machines], and for no other purpose.

(e)	Primary Term: Ten (10) years commencing on the Commencement Date (as defined in Section 2.02).

(f)	Option Term: Two (2) option term(s) of Five (5) years each, subject to Section 2.03 below.

(g)	Minimum Rent:

Lease Year	Per Year	Per Month	Per Sq. Ft.

1	$95,450.00	$7,954.17	$25.00
2	$98,313.50	$8,192.79	$25.75
3	$101,253.36	$8,437.78	$26.52
4	$104,307.76	$8,692.31	$27.32
5	$107,438.52	$8,953.21	$28.14
6	$110,645.64	$9,220.47	$28.98
7	$113,967.30	$9,497.28	$29.85
8	$117,403.50	$9,783.63	$30.75
9	$120,916.06	$10,076.34	$31.67
10	$124,543.16	$10,378.60	$32.62

(h)	Percentage Rent Factor: N/A Initial Breakpoint of Sales: N/A

(i)	Promotional Fund Assessment: N/A

(j)	Security Deposit: Seven Thousand Nine Hundred Fifty-Five and No/100 Dollars ($7,955.00)

(k)	Intentionally Omitted

(l)	Required Opening Date: March 1, 1998

(m)	Tenant’s Address for Notices:

12735 Shops Lane
Fairfax, Virginia 22033

(n)	Broker: The Irving Group

(o)	Landlord’s Address for Notices:

Fair Lakes Center Associates L.P.
c/o H/P Companies L.C.
12500 Fair Lakes Circle, Suite 400
Fairfax, Virginia 22033
Attention: Retail Asset Manager

ARTICLE 2

DEMISE AND TERM

      2.01.     Demise. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term (hereinafter defined) and subject to the provisions hereof.

      2.02.     Primary Term. The Primary Term of this Lease shall be for the period specified in Article 1 Section 1.01 (e). The Primary Term will commence on the Commencement Date, which for purposes of this Lease shall be fifteen (15) days after the date that Tenant receives Comptroller Approval pursuant to Section 2.05 below.

      2.03.     Option to Renew. Tenant shall have the right to renew and extend the Term of this Lease with respect to the Premises then subject to this Lease for the Option Term (as defined in Article 1 Section 1.01 of this Lease) upon and subject to the following terms and conditions:

(a)	Tenant may extend this Lease for Two (2) Option Terms of Five (5) years each by Tenant’s giving written notice of its intent to extend the Term no later than thirteen (13) months prior to the expiration of the Primary Term (“Notice to Extend”) and after receipt of Landlord’s consent pursuant to this Section. Within fourteen (14) calendar days after receipt of Tenant’s Notice to Extend, Landlord shall provide Tenant with written notice of the market rate as reasonably determined by Landlord for such applicable Option Term (“Landlord’s Notice”). No later than twelve (12) months prior to the expiration of the Primary Term, Tenant shall give Landlord its final written notice (“Final Notice to Extend”) as to whether Tenant elects to exercise such option to extend the Term. Each Option Term shall commence immediately upon the expiration of the Primary Term or the preceding Option Term, as applicable, and upon exercise of such renewal option the “Expiration Date” of the Primary Term or the preceding Option Term, as applicable, shall automatically become the last day of the Option Term. If Tenant does not renew the Lease in a timely manner, then Tenant’s rights with respect to the Option Term shall expire and be of no force or effect.

(b)	The exercise by Tenant of the renewal option(s) set forth herein must be made, if at all, by written notice executed by Tenant and delivered to Landlord on or before the date set forth hereinabove. Once Tenant has elected to exercise its renewal option pursuant to the Final Notice to Extend, Tenant may not thereafter revoke such exercise. Tenant shall not have the right to exercise a renewal option if Tenant is in default beyond applicable notice and cure periods provided

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under this Lease, either at the time Tenant gives notice of its election to renew, or immediately prior to the commencement of an Option Term. Tenant’s failure to exercise timely a renewal option for any reason whatsoever shall conclusively be deemed a waiver of such renewal option and all successive renewal options.

(c)	Tenant shall take the Premises “as is” for the Option Term(s) and Landlord shall have no obligation to make any improvements or alterations to the Premises.

(d)	Intentionally Omitted

(e)	Minimum Rent per square foot of Rentable Area of the Premises for each Option Term shall be the amount set forth in Section 1.01(g) or if none is set forth, the then market rate as reasonably determined by Landlord multiplied by the number of square feet of Rentable Area of the Premises; provided, that in no event shall the Minimum Rent for the first year of an Option Term be less than the Minimum Rent in effect immediately prior to the expiration of the Primary Term or the preceding Option Term, as applicable.

(f)	Except as set forth in this Section, the leasing of the Premises for an Option Term shall be upon the same terms and conditions as are applicable for the Primary Term, and shall be upon and subject to all of the provisions of this Lease, including, without limitation, the obligation of Tenant to pay Tenant’s Additional Rent under the Lease.

(g)	The parties agree that the current use of the Premises is not the “Highest and Best Use” (as hereinafter defined) for the Premises, meaning that the Premises is not currently being used at the maximum allowable FAR (the “Highest and Best Use”). Notwithstanding the foregoing, if Tenant properly exercises its renewal option as provided above, Landlord shall have the right to reject Tenant’s exercise of its such renewal option by electing in good faith to convert the use of the Premises to the Highest and Best Use. In such event, Landlord’s Notice shall contain the terms and conditions for the Highest and Best Use as determined by Landlord in Landlord’s sole discretion, including the size of the proposed improvements for the Highest and Best Use.

(h)	(i) Upon receipt of Landlord’s Notice, Tenant may negate Landlord’s rejection of Tenant’s exercise of its option by (i) agreeing to expand its use of the Premises to the Highest and Best Use, while retaining its obligation to use the Premises in accordance with Tenant’s Permitted Use under the Lease, and (ii) by executing Landlord’s Notice where designated and delivering it to Landlord simultaneously with Tenant’s Final Notice to Extend pursuant to subsection (a) above. If Tenant fails to execute and deliver Landlord’s Notice to Landlord within such period, Tenant shall be deemed to have waived the right to exercise its Option Term [and any remaining Option Term(s)] under the Lease.

(ii) If Tenant agrees to the terms of Landlord’s Notice pursuant to subsection (i) above, Tenant shall be required to obtain all applicable governmental and other approvals and to finalize all work to be performed in order to convert its use of the Premises to the Highest and Best Use (the “Option Work”) on or

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before the expiration of the First Lease Year of the applicable Option Term. Tenant shall perform the Option Work pursuant to the terms of Section 22.25 below. The lease of the Premises, as expanded in connection with the Option Work (the “FAR Premises”) shall be on the same terms and conditions as are set forth in this Lease, except that Minimum Rent for the FAR Premises shall be at the current market rent as determined in Landlord’s reasonable discretion pursuant to subsection (e) above. If Tenant fails to complete the Option Work within the time period stated in this Section, Tenant shall nonetheless be required to pay Minimum Rent at the market rate determined by Landlord for the FAR Premises as of the commencement of the Second Lease Year of the applicable Option Term.

(i)	The right to exercise the above-referenced option shall be personal to Tenant and shall not apply to any assignees or sublessees.

      2.04.     Term. The phrase “Term” when used in this Lease refers to the Primary Term and any extensions thereof.

      2.05.     Contingencies.

      (a) On or before the fifth (5th) day after the date this Lease is executed by Landlord, Tenant shall file an application with the State Banking Commission, the Federal Reserve and the FDIC (collectively, the “Comptroller”) to obtain permission to operate a full service bank at the Premises (“Comptroller Approval”). Tenant shall use its best efforts to obtain Comptroller Approval as soon as possible thereafter. Tenant shall respond to all inquiries and requests for information from the Comptroller and from all applicable governmental authorities in connection with obtaining such approval and will promptly pay all applicable fees and charges in connection therewith. Upon receiving Comptroller Approval or denial thereof, Tenant shall immediately notify Landlord. Tenant shall promptly notify Landlord in writing of the date Tenant receives approval from the Comptroller. If, through no fault of Tenant, Tenant has not received Comptroller Approval within ninety (90) days after the date of this Lease (the “Contingency Period”), (i) Landlord or Tenant may terminate this Lease upon written notice to the other given at any time after said 90-day period but before obtaining Comptroller Approval, or (ii) Landlord and Tenant may mutually agree to extend the Contingency Period for reasonable period of time.

      (b) This Lease is subject to Landlord’s obtaining an agreement (a “Termination Agreement”) whereby the tenant currently occupying the Premises (the “Existing Tenant”) terminates any rights it may have to the Premises prior to the date Landlord delivers possession of the Premises to Tenant. Notwithstanding the foregoing, the Termination Agreement shall not be effective until Tenant has obtained Comptroller Approval subject to subsection (a) above. Landlord shall promptly and diligently pursue obtaining the Termination Agreement, using commercially reasonable efforts. If Landlord is unable to obtain a Termination Agreement within the Contingency Period, either party to this Lease may terminate this Lease upon notice to the other given at any time after the expiration of the Contingency Period but before the Termination Agreement is obtained. Notwithstanding the foregoing, if Landlord and Tenant mutually agree to extend the Contingency Period pursuant to subsection (a) above, Landlord shall have the same additional period of time to obtain the Termination Agreement.

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ARTICLE 3

CONDITION OF THE PREMISES

      Tenant shall take the Premises “as is” for the Primary Term and any Renewal Term(s) without any warranties or representations as to the Premises design, function and/or appearance for Tenant’s contemplated use and Landlord shall have no obligation to make any improvements or alterations to the Premises. Tenant shall have the right to inspect the Premises prior to lease execution upon notice to Landlord and at such time and date that is agreeable to Landlord and the Existing Tenant. Tenant shall open the Premises for business with the public on the Commencement Date.

ARTICLE 4

GENERAL LEASE PROVISIONS

      All of the provisions of the General Lease Provisions attached hereto as Exhibit “C” are by this reference incorporated as fully set forth herein.

ARTICLE 5

Intentionally Omitted

ARTICLE 6

LEASE DEFINED

      6.01.     Lease Defined. The term “Lease” collectively refers to this Lease Agreement, together with the following Exhibits which are attached hereto and incorporate herein by this reference:

Exhibit “A”	—	Site Plan
Exhibit “B”	—	Construction Exhibit
Exhibit “C”	—	General Lease Provisions
Exhibit “D”	—	Intentionally Omitted
Exhibit “E”	—	Sign Criteria
Exhibit “F”	—	Amended and Restated Access Easement
Exhibit “G”	—	Exclusions from Common Area Maintenance Costs

      6.02.     Interpretation. As more particularly described in Part XXII of the General Lease Provisions, this Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and the Shopping Center. The fact that parts of this Lease may be printed while other parts are typewritten or written has no significance. As set forth in Part XXII of the General Lease Provisions, Landlord and Tenant agree that this Lease is a single integrated document and that no particular part of the Lease shall control, but all parts shall be given equal effect.

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      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first written above.

LANDLORD:

THE SHOPS AT FAIR LAKES, L.P.,
a Virginia limited partnership

BY:	/s/ Milton J. Peterson

NAME: Milton J. Peterson
ITS: Authorized Representative

TENANT:

ALLIANCE BANK
a Bank in Organization

BY:	/s/ Donald E. Ervin

NAME: Donald E. Ervin
ITS: President

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EXHIBIT “A”

SITE PLAN

A-1

EXHIBIT A

SHOPS AT FAIR LAKES SITE PLAN

FAIR LAKES PARKWAY
ROUTE 7700
FAIR LAKES CIRCLE
SHOPS LANE
MOBIL SERVICE STATION
CAR WASH
BANK WITH DRIVE-THRU
FAIR LAKES CIRCLE
= Tenant's Parking Area
FAIRFAX COUNTY PARKWAY

EXHIBIT “B”

Dated September 15th, 1997

BETWEEN

Fair Lakes Center Associates, L.P.

(“Landlord”)

AND

Alliance Bank, a Bank in Organization

(“Tenant”)

      This Exhibit “B” is attached to, and made a part of, that certain Lease, of even date herewith, by and between Landlord and Tenant. The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

      The purposes of this Exhibit is to set forth the relative rights and obligations of Landlord and Tenant with respect to the construction and installation of any tenant improvements in the Premises.

A.     Definitions.

      1.     Intentionally Omitted

      2.     Intentionally Omitted

      3.     “Tenant’s Work” means all improvements to the Premises which are necessary or required by the Approved Plans (hereinafter defined).

      4.     “Tenant’s Plans” means all plans, specifications and list of materials necessary to enable Landlord to accurately understand and review all of Tenant’s Work.

      5.     “Approved Plans” means the Tenant’s Plans approved by Landlord pursuant to Paragraph C.(1) of this Exhibit.

      6.     “Landlord’s Architect” means the architect selected from time to time by Landlord.

      7.     “Tenant’s Contractor” means the person or firm, from time to time, selected by Tenant and approved by Landlord to construct and install the Tenant’s Work.

      8.     “Leasehold Improvements” means the aggregate of any existing improvements in the Premises and Tenant’s Work.

      9.     Intentionally Omitted

B.     Intentionally Omitted.

C.     Tenant’s Work.

      1.     On or before the Deadline for Submission of Tenant’s Plans, Tenant shall submit to Landlord, for its approval, the Tenant’s Plans. The Tenant’s Plans shall consist of, without limitation, design and layout work and all other architectural, structural, mechanical, plumbing and electrical plans and specifications for all of the Tenant’s Work, together with such working drawings as are required by either (i) Landlord in its sole discretion or (ii) for Tenant to obtain all permits and licenses required to construct the Tenant’s work. Within thirty (30) days after Landlord receives the Tenant’s Plans, Landlord shall notify Tenant, in writing, as to whether it approves or disapproves Tenant’s Plans. If Landlord, in its sole discretion, disapproves the Tenant’s Plans, it shall state its specific objections and Tenant shall promptly thereafter resubmit the Tenant’s Plans revised to satisfy those objections. The forgoing procedure shall continue expeditiously until Landlord finally approves a final set of the Tenant’s Plans. Once the final set of Tenant’s Plans are approved by Landlord the final set shall be considered “Approved Plans”.

      2.     All architectural, mechanical, and electrical plans and specifications for the Tenant Work must be approved by Landlord. Any changes in the Approved Plans must also be approved by Landlord. Tenant shall not be permitted to modify the Building, the premises, or Shopping Center in any way, including but not limited to the structural, mechanical, and electrical systems, except as approved by Landlord on the Approved Plans. No alterations by Tenant to the Leasehold Improvements and the Premises shall be allowed at any time except as provided in the Lease.

      3.     Once the Approved Plans have been developed, Tenant, at its sole cost and expense, shall apply for and obtain any and all governmental permits, licenses and/or approvals which are required for Tenant to construct the Tenant’s Work in accordance with the Approved Plans. (The foregoing approvals, licenses and permits are collectively referred to as the “Tenant Permits”.)

      4.     One the Tenant has obtained the Tenant Permits, Tenant shall post with Landlord either a payment and performance bond naming Landlord as the sole obligee or an irrevocable clean letter of credit to the benefit of Landlord issued by a federally insured bank acceptable to Landlord in an amount equal to 120% of the cost to complete the Tenant’s Work as determined by Landlord’s Architect (the foregoing payment and performance bond and/or Approved Letter of Credit is hereinafter referred to as the “Construction Deposit”). The Construction Deposit shall be held by Landlord until such time as Tenant has (i) completed construction of the Tenant’s Work, delivered to Landlord final releases of liens from Tenant’s Contractor and all subcontractors, materialmen and suppliers providing work, labor, materials or supplies incorporated into the Tenant’s Work and (ii) has delivered to Landlord a certificate of occupancy or equivalent evidence issued by the appropriate governmental agencies evidencing that the Tenant’s Work has been completed in accordance with all applicable laws and the Premises may be lawfully occupied for the Permitted Use. In the event of a default by Tenant under this Exhibit and/or the Lease, Landlord reserves the right to cure such default and deduct from the Construction Deposit the costs incurred by Landlord together with interest thereon at the Interest Rate. Tenant shall have no right to commence construction of the Tenant’s Work until such time as Tenant has delivered to Landlord the Construction Deposit and evidence that Tenant has insurance which complied with the provisions of Part IV of the General Lease Provisions.

      5.     Tenant shall perform the Tenant’s Work in a first class workmanlike manner and in accordance with all applicable laws, ordinances and regulations. It shall be the responsibility of Tenant to obtain the Tenant Permits and any and all permits, licenses and approvals necessary or required for Tenant to construct the Tenant’s Work, to occupy the Premises, and to operate therein the Permitted Use. Tenant further agrees that, with respect to its construction of the Tenant’s Work, it will (i) not damage, delay or interfere with the prosecution or completion of any work being performed by Landlord or any other person(s) in or about the Premises, the Building or the rest of the Shopping Center; (ii) comply with all procedures and regulations prescribed by Landlord, from time to time, for the coordination of Tenant’s Work and activities with any other work being performed by Landlord or any other construction in the Shopping Center; (iii) conform to all of Landlord’s regulations with respect to construction and labor and not do or permit anything to be done that might create (or hinder the cessation of) any work stoppage, picketing or other labor disruption or dispute.

      6.     Tenant shall be required to limit its construction activities to the Premises and/or areas designated by Landlord. It will be the responsibility of the Tenant to store all its materials, supplies and equipment within the Premises, locking the same at the end of each day, it being agreed that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any fixtures or equipment installed or left in the Premises. Tenant shall be required to repair, replace or restore any damage to the Building, Common Areas or Shopping Center caused by Tenant, Tenant’s Contractor and/or its employees, agents or permittees.

      7.     Tenant at its sole expense will carry Builders Risk coverage during construction activities in an amount equal to 100% of the replacement cost of the completed work. Tenant shall hold harmless and indemnify Landlord from any claims, expenses, or judgments arising from Tenant’s Work or any other tenant improvements or construction, materials used or stored for said improvements, or the material, equipment, operations/activities of their contractors and subcontractors. Tenant shall also hold harmless and indemnify Landlord against financial losses arising from any non-compliance with state, county and Federal codes, permits or environmental impact resulting from Tenant’s Work, or any other tenant improvements or construction of expansion space.

EXHIBIT “C”

GENERAL LEASE PROVISIONS

C-i

C-ii

Section 22.21.	Exhibits	C-30
Section 22.22.	Governing Laws	C-30
Section 22.23.	Intentionally Omitted	C-30
Section 22.24.	Termination Option	C-30

C-iii

EXHIBIT “C”

GENERAL LEASE PROVISIONS

PART I — RENT

Section 1.01.	Security Deposit.

      (a) Concurrent with the execution of this Lease Tenant shall pay to Landlord the Security Deposit which shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If Tenant shall not accept possession of the Premises and/or does not open for business, then the Security Deposit shall be retained by and become the property of Landlord and shall be deemed partial consideration for reservation of Premises exclusively for Tenant’s use and shall not be construed a settlement. The Security Deposit shall not bear interest and shall not be considered an advance payment of Rent (or any other sums payable by Tenant under this Lease) or a measure of Landlord’s damages in case of a default by Tenant.

      (b) If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Security Deposit (or any balance thereof) shall be returned to Tenant, without interest, after the termination of this Lease, the removal of Tenant, the surrender of possession of the Premises and after the reconciliation of all Rent that may be due or any other sums payable by Tenant under this Lease.

      (c) If Landlord transfers its interest under this Lease, Landlord shall assign the Security Deposit to the new landlord and thereafter Landlord shall have no further liability for the return of the Security Deposit, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited as security and that Landlord, its successors and assigns, may return the Security Deposit to the original Tenant and shall be relieved of any liability therefor, regardless of one or more assignments of the Lease or any such actual or attempted assignment or encumbrances of the monies held as the Security Deposit.

Section 1.02.	Lease Year and Calendar Year.

      (a) The term “Lease Year” means consecutive twelve (12) month periods each beginning on the Commencement Date and ending on the following anniversary of the Commencement Date.

      (b) The term “Calendar Year” means a successive twelve (12) month period beginning January 1st and ending December 31st.

Section 1.03.	Minimum Rent.

      During the Term of this Lease, Tenant shall pay a Minimum Rent, which shall be the amount specified as Minimum Rent in Article I of the Lease, to Landlord in lawful money of the United States, without any prior demand and without any offset or deduction whatsoever, in advance on the first day of each calendar month during the Term of this Lease. Commencing on the Commencement Date, Tenant shall receive a credit against Minimum Rent in equal monthly installments of One Thousand Five Hundred Ninety and  84/100 Dollars ($1,590.84), which shall be credited against the Minimum Rent payable starting with the month in which the Commencement Date falls and ending on March 31, 1999. If Minimum Rent due for the month in which the Rent Commencement Date falls is less than One Thousand Five Hundred Ninety and  84/100 Dollars ($1,590.84), the unused portion of the Rent Credit for that month shall be credited against Minimum Rent due for the next month. If at any time during the Term of this Lease, Tenant is in monetary default beyond any applicable notice and cure periods, the Rent Credit shall become immediately due and payable to Landlord as Additional Rent.

Section 1.04.	Tenant’s Proportionate share of Common Area Maintenance Costs and Insurance.

      (a) Throughout the Term of this Lease, Tenant shall pay in advance on a monthly basis, without demand, Tenant’s Proportionate Share (hereinafter defined) of the following costs and expenses incurred in connection with the Shopping Center.

(i) Common Area Maintenance Costs (as defined in Section 2.04 of the General Lease Provisions); and

(ii) Shopping Center Insurance (as defined in Section 4.03 of the General Lease Provisions).

      (b) Tenant’s Proportionate Share shall be twenty percent (20%) of the Common Area Maintenance Costs of the Shopping Center.

      (c) Such payments of Tenant’s Proportionate Share of each shall be made as follows:

(i) on the first day of January of each Calendar Year during the Term, or as soon thereafter as practicable, Landlord shall furnish Tenant with Landlord’s estimate of each cost for the forthcoming Calendar Year. On the first day of each month during such Calendar Year, Tenant shall pay one-twelfth ( 1/12th) of Tenant’s Proportionate Share of each estimated cost. If for any reason Landlord has not provided Tenant with Landlord’s estimate of each costs on or before the first day of January of any Calendar Year during the Term, then until the first day of the calendar month following the month in which Tenant is given Landlord’s estimate of each cost, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum payable by Tenant for the month of December of the preceding Calendar Year. The foregoing notwithstanding, Landlord shall have the right from time to time during any Calendar Year, but not more frequently than once in any Calendar Year, to notify Tenant in writing of any change in Landlord’s estimate of each cost for the then current Calendar Year, in which event Tenant’s Proportionate Share of each cost, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month following Landlord’s giving of such notice.

(ii) On the first day of March of each Calendar Year during the Term or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of the actual costs for the preceding Calendar Year. Within thirty (30) days after the delivery of that statement, Tenant shall make a lump sum payment equal to the amount, if any, by which Tenant’s Proportionate Share of each actual cost exceeds the amount, if any, which Tenant has paid towards each estimated cost. If Tenant’s Proportionate Share of each actual cost is less than the amount Tenant has paid toward each estimate cost, Landlord shall apply such amount to the next accruing installment(s) of Rent due hereunder. The effect of this Section is that Tenant will pay during each Calendar Year during the Term Tenant’s Proportionate Share of the actual costs for Common Area Maintenance and Shopping Center Insurance.

      (d) Seller has subjected the Shopping Center to that certain Amended and Restated Access Easement (the “Easement Agreement”) attached hereto and made a part hereof as Exhibit “F”. Tenant shall be responsible for its “Allocable Share” of “Shared Costs” pursuant to (and as defined in) the Easement Agreement.

Section 1.05.	Intentionally Omitted.

Section 1.06.	“Additional Rent” and “Rent” Defined.

      (a) In addition to the Minimum Rent, Tenant’s Proportionate Share of Costs, all sums of money required to be paid by Tenant to Landlord pursuant to this Lease shall be considered “Additional Rent”.

      (b) The term “Rent” as used in this Lease collectively refers to Minimum Rent, Tenant’s Proportionate Share of Costs and Additional Rent.

Section 1.07.     Net Lease.

      Landlord and Tenant intend that this Lease be a net lease, that Landlord shall receive the Minimum Rent, Tenant’s Proportionate Share of Costs and Additional Rent as net income, and that Landlord is not intending to provide any services other than those specifically set forth in this Lease.

Section 1.08.     Interest and Late Charges; Default Rate.

      If Tenant shall fail to pay, within five (5) days after the date when due, any installment of Rent, any and all such unpaid amounts shall bear interest at a rate of interest equal to the greater of (i) eighteen percent (18%) per annum; or (ii) four percent (4%) over the prime rate of interest announced from time to time by Wells Fargo Bank, N.A. (the higher rate being referred to as “the Default Rate”) beginning on the due date, until paid. In addition Tenant also agrees to immediately pay Landlord One Hundred Dollars ($100) or five percent (5%) of the unpaid portion of Rent installment, whichever is the greater (“the Late Charge”) on the amount which was not paid when due. Acceptance by Landlord of the Late Charge shall not constitute a waiver of any rights or remedies of Landlord, but merely a reimbursement for a portion of Landlord’s administrative fees for Tenant’s failure to pay amounts when due hereunder. In no event shall the Default Rate exceed the maximum rate of interest permitted under Virginia law for commercial loans.

PART II — COMMON AREAS

Section 2.01.     General.

      All areas and facilities within the Shopping Center or serving the Shopping Center which are made available, from time to time, for the non-exclusive use, convenience and benefit of all tenants and occupants of the Shopping Center, their employees, agents and invitees, shall constitute and are herein referred to as “Common Areas”. The Common Areas shall at all times be subject to the exclusive control and management of Landlord or the owners thereof, either individually or collectively, including the rights reserved by Landlord and such owners from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. During the Term of this Lease, Landlord shall operate, maintain, repair and replace or cause to be operated, maintained repaired and replaced, all or a portion of the Common Areas, all in such manner as Landlord deems appropriate and in the best interests of the Shopping Center and Tenant agrees to pay Tenant’s Proportionate Share of such costs.

Section 2.02.     Tenant’s Right to Use Common Areas.

      Except as otherwise specifically provided in this Lease, Tenant and its employees and invitees are authorized to use the Common Areas in common with others entitled to the same. Landlord, for itself and such other owners, hereby reserves the right and power to eject or cause the ejection from the Common Areas of any person or persons not authorized to use the Common Areas or who are not using the Common Area in accordance with this Lease or the rules and regulations relating to the Common Areas. Nothing contained herein shall in any manner limit Landlord’s or the other Shopping Center owner’s rights to make changes to all or a portion of the Common Areas, which right is specifically reserved hereby.

Section 2.03.	Parking Areas.

      Landlord and/or other owners of the Shopping Center, either individually or collectively, may prescribe certain sections within the Common Areas for use as parking spaces by Tenant and Tenant’s employees, and Tenant shall use and shall require Tenant’s employees to use, only such designated sections for parking. Tenant shall have the exclusive use of the parking area designated as “Tenant’s Parking Area” on the attached Exhibit “A.”

Section 2.04.	Common Area Maintenance Costs.

      As used in this lease, the term Common Area Maintenance Costs means the total of all costs related to owing, maintaining, managing, operating, repairing, replacing, insuring, enhancing and protecting the Common Areas, or otherwise incurred by Landlord in performance of its obligations hereunder (including, but not limiting the foregoing, any payments which Landlord may make or incur in the provision of utility services, common areas or stormwater management services or other services to the Shopping Center, and costs incurred in maintaining the Common Areas in compliance with all applicable laws), together with an amount equal to ten percent (10%) of the total cost and expense of all of the foregoing. There shall be deducted from Common Area Maintenance Costs any payments which Landlord may receive from other occupants or owners of the Shopping Center for the provision of services included within Common Area Maintenance Costs. Common Area Maintenance costs shall not include the items listed as exclusions to Common Area Maintenance Costs on Exhibit “G” attached hereto.

Section 2.05.	Landlord’s Duties.

      Landlord’s obligations in this Part II shall not make Landlord liable for any damage to or loss of property, including but not limited to, motor vehicles of Tenant, or its employees, agents, customers or invites, unless caused by the gross negligence or willful misconduct of Landlord and not otherwise covered by Tenant’s insurance.

PART III — TAXES

Section 3.01.	Real Estate Taxes.

      Tenant covenants and agrees to pay all real estate taxes, licensing taxes of Fairfax County, assessments, water rates and charges, fire hydrant tax, street lighting tax and other governmental charges, general and special, ordinary and extraordinary unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits which shall during the Term hereby demised be laid, assessed, levied or imposed upon or become due and payable and a lien upon the land and building of which the Premises are a part (all of which taxes, assessments, water rates, fire hydrant tax, street lighting tax, or charges, levies and other governmental charges are hereinafter referred to as “Real Estate Taxes”). The parcel upon which Tenant’s Premises is known as Land Bay 7-B Parcel B (the “Parcel”). All Real Estate Taxes related to the Parcel will be directly billed to Tenant by the respective authorities and directly paid to those authorities by Tenant. Tenant shall have the right to protest to the appropriate governmental taxing authority involved, in the lawfully described manner, any such impositions and additional impositions which may be levied or imposed on the Premises during the Term. Real Estate Taxes for the fiscal period in which Tenant takes possession under the terms hereof, and for the fiscal year in which this Lease as renewed or extended under the terms hereof terminates, shall be apportioned between Landlord and Tenant as of the date of the taking of possession under or the termination of this Lease. Real Estate Taxes payable by

Tenant under this Section shall not include the items listed as exclusions to Common Area Maintenance Costs on Exhibit “     ”.

Section 3.02.     Personal Property.

      Tenant shall pay, before delinquency, all property taxes and assessments on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the Premises and on additions and improvements in the Premises. If any of the foregoing is assessed as part of the real property of which the Premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against the real property by reason thereof. For the purpose of determining such amount of additional taxes, figures supplied by the local assessing authority as to any amounts so assessed shall be conclusive.

PART IV — INDEMNITY AND INSURANCE

Section 4.01.     Indemnification by Tenant.

      (a) Tenant hereby releases Landlord from any liability for any loss or damage of any kind or for any injury to or death of persons or damage to property of either party or any other person from any cause whatsoever (including, without limitation, bursting pipes, water leaks and smoke) by reason of the construction, use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant. Tenant agrees to, and hereby does agree to defend, indemnify and save harmless Landlord from all claims, actions, demands, damages, costs and expenses and liability whatsoever, including reasonable attorneys’ fees on account of any such real or claimed loss or damage or liability, and from all liens, claims and demands occurring or resulting directly or indirectly out of, in or at the Premises, or arising out of the construction, use, occupancy or enjoyment of the Premises, or any repairs or alterations which may be made to the Premises, or occasioned in whole or in part by any act or omission of Tenant, its agents, contractors, servants, employees or invitees, in, at, upon or from the Premises or any Common Areas or other part of the Shopping Center. Tenant shall not, however, be liable for damage or injury occasioned by the sole active negligence or willful violations of this Lease by Landlord or its agents, contractors, servants or employees, unless such damage or injury arises from perils against which Tenant is required by this Lease to insure, or against which perils Tenant actually carries insurance (even though not required by this Lease). Landlord shall in no event be liable to Tenant or anyone claiming by, under or through Tenant for any loss or damage or liability resulting from the acts or omissions of other tenants of the Shopping Center or by any other third person who was not acting under the direction and control of Landlord.

      (b) Landlord hereby releases Tenant from any liability for loss or damage or injury to or death of persons arising from Common Areas owned and controlled by Landlord. Landlord agrees to, and hereby does agree to defend, indemnify and save harmless Tenant from all claims, actions, demands, damages, costs and expenses and liability whatsoever, including reasonable attorneys’ fees on account of any such real or claimed loss or attorney’s fees on account of any such real or claimed loss or damage or liability, and from all liens, claims and demands occurring or resulting directly or indirectly out of, in or at the Common Areas of the Shopping Center owned and controlled by Landlord, or arising out of the construction, use or enjoyment of the Common Areas owned and controlled by Landlord, or occasioned in whole or in part by any act or omission of Landlord, its agents, contractors, servants or employees, in, at, upon or from the Common Areas owned and controlled by Landlord or other part of the Shopping Center owned and controlled by Landlord. Landlord shall not, however, be liable for damage or injury occasioned by the negligence or willful violations of this Lease by Tenant or its agents, contractors, servants or employees, unless such damage or injury arises from perils against which Landlord is required by this Lease to insure, or against which perils Landlord actually carries insurance (even though not required by this Lease).

Section 4.02.	Tenant’s Insurance.

      (a) From and after the date of delivery of the Premises from Landlord to Tenant and continuing throughout the Term of this Lease, Tenant shall carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Comprehensive General Public Liability Insurance covering the Premises and Tenant’s use thereof against claims for bodily injury or death, personal injury and property damage occurring upon, in or about the Premises regardless of when such claims may be made. Such insurance shall have limits of not less than $1,000,000 for bodily injury to or death of any number of persons arising out of any one occurrence and $1,000,000 for property damage arising out of any one occurrence, or a combined single limit of at least $2,000,000 may be provided in lieu of split limits. The insurance coverage required under this subparagraph shall include coverage for liability hazards as defined in the policy forms and endorsements for premises and operations liability, per project aggregate endorsements, personal injury liability, broad form property damage liability and contractual liability arising out of this Lease. If required by Landlord from time to time, Tenant shall increase the limits of its comprehensive general public liability insurance to reasonable amounts customary for tenants in shopping centers.

(ii) Statutory Workers’ Compensation Insurance to comply with the applicable laws of the state in which the Shopping Center is located and Employer’s Liability Insurance with limits of not less than $100,000 per occurrence (accident or disease), and $500,000 aggregate for bodily injury by accident or disease. This policy shall include a waiver of subrogation waiving rights of subrogation against the Landlord.

(iii) All Risk Physical Damage Insurance covering Tenant’s trade fixtures, merchandise and personal property from time to time in, on or about the Premises, and all leasehold improvements to the Premises specifically including any heating and cooling facilities serving the Premises which may be located outside the Premises provided that Tenant shall have the option to self insure for plate glass. Such insurance (A) shall be written on a replacement cost basis in an amount at least equal to one hundred percent (100%) of the replacement cost of the insured property; and (B) shall provide protection against perils that are covered under standard insurance industry practices within the classification of special causes of loss. Tenant’s obligation to provide insurance pursuant to this subparagraph shall apply to all improvements and fixtures described herein, notwithstanding that some or all of such improvements and fixtures may have been installed by Tenant, Landlord, a prior tenant or any other party at any time before or after the delivery of the Premises to Tenant.

(iv) Umbrella liability insurance in amount at least equal to Three Million Dollars ($3,000,000).

(v) Business income insurance on an actual loss sustained basis, which insurance shall insure against the perils referred to in Section 4.01 of the General Lease Provisions.

      (b) All policies of insurance provided for shall be issued in form acceptable to Landlord, by insurance companies having and maintaining at least an A-11 rating in the most currently available “Best’s” Insurance Reports, and admitted and licensed to do business in the State in which the Shopping Center is located. Each and every such policy:

(i) Shall be issued in the names of Tenant and shall name as Additional insureds; Landlord and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant;

(ii) Shall (or a certificate thereof shall) be delivered, together with a paid receipt therefor to Landlord and any such other parties in interest not later than the date of delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent, and each certificate shall indicate specifically the form on which an occurrence basis policy is written, the policy deductible and that the insurer has waived any rights of subrogation it would otherwise have against Landlord or any owner of other parts of Shopping Center;

(iii) Shall contain a provision that any misrepresentation or breach of the policy conditions by one insured shall not invalidate coverage for any other insured;

(iv) Shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of the insurer’s intention to cancel, refuse to renew or otherwise terminate the policy, suspend or terminate any cover, reduce any policy limits, increase any policy deductibles or otherwise alter any terms or conditions of the policy;

(v) Shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry, notwithstanding the requirement that Landlord be named as an additional insured and regardless of any other insurance that Landlord may elect to obtain;

(vi) Shall not provide for deductibles in excess of $5,000;

(vii) Shall provide the full amount of any losses sustained shall be payable for Landlord’s benefit under the terms of this Lease notwithstanding any act, omission or negligence of Landlord or Tenant which might otherwise result in a forfeiture of insurance coverage.

Section 4.03.     Shopping Center Insurance.

      (a) Subject to reimbursement by Tenant as herein provided, Landlord shall maintain in effect at all times during the Term of this Lease the following types of insurance coverage for the Shopping Center, in the amounts specified and in the form hereinafter provided for:

(i) Comprehensive General Public Liability Insurance covering the Common Areas against claims for bodily injury or death, personal injury and property damage occurring upon, in or about the Common Areas, such insurance to afford protection to the limit of not less than $2,000,000 in respect to injury or death to any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $1,000,000 in respect to any one occurrence of property damage, or a combined single limit of $3,000,000.

(ii) Special Causes of Loss Property Insurance covering the building of which the Premises constitutes a part (including exterior walls, downspouts, gutter and roof, and (at Landlord’s option) excluding all improvements and fixtures required to be insured by Tenant, by the Lease, in an amount not less than ninety percent (90%) of full replacement cost (exclusive of the cost of excavations, foundations, and footings) providing protection against perils that are covered under standard insurance industry practices within the classification of special causes of loss, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

      (b) Any insurance obtained by Landlord may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or under a plan of self-insurance. Landlord may maintain, at its option, from time to time, such other additional insurance coverage as Landlord may deem appropriate for the Shopping Center.

      (c) Landlord’s insurance cost for maintaining the insurance coverage referred to in this Section shall be reimbursed by Tenant as part of Tenant’s Proportionate Share of Shopping Center Insurance.

Section 4.04.	Waiver of Subrogation.

      These policies required by this Lease shall provide for waivers of any right of subrogation that the insurer of such party may acquire against the other party hereto relating to the Premises, parking areas or the Common Areas and, at Landlord’s request, against any other party with respect to any such losses, which are required to be insured against or which are actually insured against, even if the loss results from a negligent act or omission.

PART V — Intentionally Omitted

PART VI — NOTICES

Section 6.01.	Intentionally Omitted.

Section 6.02.	Intentionally Omitted.

Section 6.03.	Notices and Payments.

      Any notice or demand which either party to this Lease is required or desires to give shall be given in writing to Landlord’s Notice Address or Tenant’s Notice Address, as may be applicable (or in the case of notices or demands given to Tenant, Landlord may deliver the notice to the Premises in lieu of delivery to Tenant’s Notice Address), subject to the right of either party by notice similarly given to the other party to change their respective address. All payments by Tenant to Landlord pursuant to any provision of this Lease, and all reports of Gross Sales, shall be delivered to Landlord’s Notice Address or to such other place as Landlord shall from time to time designate by notice in writing to Tenant. All notices or demands shall be given by registered or certified mail, return receipt requested, or by any overnight or express mail service which provides receipts to indicate delivery. All notices and demands given in accordance with the provisions of this Section shall be conclusively deemed to have been delivered on the date of first attempted delivery, notwithstanding the refusal by either party to accept delivery.

PART VII — USE AND OPERATING REQUIREMENTS

Section 7.01.	General Operating Requirements.

      Tenant shall open its business with the general public no later than the Required Opening Date. During the Term of the Lease, the Premises shall be continuously operated, used and occupied only for the Permitted Use and for no other purpose and operated under the Permitted Name and no other tradename. Tenant agrees that it shall at all times during the Term:

      (a) Keep the Premises open for business during hours of 9 a.m. to 4 p.m. Eastern Time Monday through Thursday, 9 a.m. to 7 p.m. Eastern Time Friday, and 9 a.m. to 12 p.m. Eastern Time on Saturday, or such other business hours as Tenant shall reasonably designate; and

      (b) Operate its business in the entire Premises in a high grade and reputable manner, maintaining in the Premises an adequate staff of employees, and in general shall employ its best business judgment, efforts and abilities to operate Tenant’s business in an efficient and businesslike manner.

Section 7.02.	Affirmative Covenants.

      Tenant shall:

      (a) Keep all merchandise display windows, signs and other advertising and display devices in the Premises suitable lighted during such hours as Landlord may reasonably require, including periods in addition to the business hours of Tenant if in the opinion of Landlord such lighting is reasonably necessary or desirable;

      (b) Keep the Premises in a safe, neat, clean, vermin free condition at all times;

      (c) Store or stock in the Premises only such goods, wares, merchandise or other property as shall be reasonably required in connection with Tenant’s business on the Premises, and not use any portion of the Premises for storage or warehouse purposes beyond such needs;

      (d) Use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant’s business therein;

      (e) Store all trash and garbage in adequate containers so as not to be visible to members of the public shopping in the Shopping Center; maintain such containers in a neat and clean condition and in a manner which will not create or permit any health or fire hazard; and arrange for the regular removal of trash and garbage at Tenant’s expense; provided, however, that if Landlord shall furnish trash removal service, Tenant shall pay Landlord monthly the reasonable costs for such services as billed by Landlord;

      (f) Refrain from burning any papers, trash or garbage of any kind in or about the Premises;

      (g) Refrain from overloading any floor in the Premises;

      (h) Refrain from using any portion of the Premises as living quarters, sleeping apartments or lodging rooms;

      (i) Refrain from using the plumbing facilities for any purpose other than that for which they were constructed and refrain from disposing of any damaging or injurious substance therein;

      (j) Refrain from distributing any handbills or other advertising matter on or about any part of the Shopping Center, including the Premises;

      (k) Use its best efforts to cause all trucks servicing the Premises to be loaded and unloaded from the rear of the Premises and prior to the hours when the Shopping Center shall be open for business to the general public.

      (l) Maintain the volume at which any music system in the Premises is operated at a level which will not cause annoyance to the other occupants of the Shopping Center or to the general public shopping therein, and, comply with the requirements of Landlord if Landlord determines that the volume or use of such music system constitutes an annoyance and remove such system if Landlord determines, in its sole judgment, that Tenant’s use of the music system constitutes a nuisance; and

      (m) Keep the Premises sufficiently heated to prevent the freezing of water pipes and fixtures;

      (n) Comply in all respects with the Shopping Center Rules and Regulations established from time to time.

Section 7.03.     Negative Covenants.

      Tenant shall not;

      (a) Conduct any going out of business, fire, bankruptcy, auction or other distress sale on or about the Premises;

      (b) Change the exterior of the Premises or any part thereof, or the color, size, location or composition of any sign (hereinafter defined) that may have been theretofore approved by Landlord;

      (c) Use any sidewalks, walkways or other areas of the Shopping Center for the keeping or displaying of any merchandise or other object, including but not by way of limitation, the use of any of the foregoing for any business, occupation or undertaking;

      (d) Place any fence, structure, building, improvement, division, rail, sign or other advertising or display device or obstruction of any type or kind upon Common Areas, or any part thereof, or upon any vestibule, entrance or return located within the Premises;

      (e) Park, operate, load or unload any truck or other delivery vehicle on any part of the Shopping Center other than that portion from time to time designated by Landlord;

      (f) Keep any live animals of any kind in, about or upon the Premises;

      (g) Install in, on or about the Premises any advertising medium or other device which may be seen, heard or experienced outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio or television broadcasts;

      (h) Maintain nor permit to be maintained within the Premises any vending machines, video, electronic or other game machines or amusement devices or any coin-operated device of any nature, except vending machines solely for use by Tenant or Tenant’s employees which are located only in non-sales areas, and which are not available to customers; or

      (i) Sell, distribute, display or offer for sale any item which in Landlord’s good faith judgment, is inconsistent with the quality of the operation of the Shopping Center or which may tend to injure or detract from the moral character or image of the Shopping Center, and without limiting the generality of the foregoing, Tenant shall not sell, distribute, display or offer for sale any paraphernalia used in connection with any illegal drugs or any pornographic, lewd or “adult” newspaper, book, magazine, film, picture, representation or merchandise of any kind.

      (j) Abandon, vacate or desert the Premises, which shall not be defeated because Tenant may have left all or any property in or on the Premises.

Section 7.04.	Sign Program.

      Landlord and/or the owners of parcels located within the Shopping Center reserves the sole and exclusive right to develop, modify and control the sign program for the Shopping Center as currently set forth on Exhibit “E” (the “Sign Criteria”). Each sign or other advertising or display device (collectively the “Sign”) of Tenant must conform to the Sign Criteria. Tenant shall not erect, install or maintain any Sign on the roof or exterior of the Premises or on, in or about the windows or doors thereof, which shall be visible to public view from the Shopping Center, without the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Promptly after delivery or written notice from Landlord, Tenant shall remove any Sign erected or maintained in violation of this Lease, and if Tenant fails to remove the Sign promptly after delivery of such notice, Landlord may enter upon the Premises and cause the same to be removed, and the cost of such removal and the cost of restoring any damaged property shall be paid by Tenant upon demand. At its own expense. Tenant shall maintain and keep all its Signs in or about the Premises clean and in good repair and shall pay for all electric current required in connection with any such Sign.

Section 7.05.	Exterior of Building — Roof of Building.

      Landlord reserves the sole and exclusive use of the canopy, if any, and roof and exterior walls of the Premises and of the Shopping Center for such use as Landlord may deem appropriate. Tenant shall not decorate, paint or in any other manner alter, nor install or affix any awning, canopy, device, fixture, antenna or attachment upon or to, the exterior or roof of the Premises. Tenant, its agents, employees and contractors shall have no right to use or enter upon the roof of the Premises or the adjoining structure.

Section 7.06.	Hazardous Materials.

      (a) Except for those materials that are necessary in the normal course of Tenant’s business activities associated with the Permitted Use, Tenant, its agents, employees, contractors or invites shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or Shopping Center, or (ii) permit the release, discharge, spill or emission of any substance considered to be a Hazardous Material from the Premises.

      (b) Any Hazardous Materials permitted by subparagraph (a), all containers therefor, and all materials that have been contaminated by Hazardous Materials shall be used, kept, stored and disposed of by Tenant in a manner that shall in all respects comply with all applicable federal, state and local laws, ordinances, regulations and standards.

      (c) Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigations expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material by Tenant, its agents, employees, contractors or invites. The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

      (d) As used in this Lease, the term “Hazardous Materials” shall include, without limitation:

(i) Those substances included within the definitions of “hazardous substances”, “hazardous materials”, “toxic substances,” or “solid waste” in the comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9501 et seq.)(“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

(ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(iii) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. §1317); (E) flammable explosives; or (F) radioactive materials;

(iv) Those substances regulated pursuant to or identified in the Virginia Pesticide Law; Air Pollution Control Board; Virginia Waste Management Act; Environmental Health Service; Transportation of Hazardous Radioactive Materials; Virginia Hazardous Materials Emergency Response Program; State Water Control Law; The Groundwater Act of 1973; and Miscellaneous Offenses; and in the regulations promulgated pursuant to said laws, all as amended; and

(v) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Section 7.07.     Compliance with Laws.

      During the Term of this Lease, Tenant shall comply promptly; at Tenant’s sole cost and expense, with all laws, ordinances, rules and regulations of all federal, state, county and municipal governments (including, but not limiting the generality of the foregoing the Americans with Disabilities Act 42 U.S.C. Section 12101 et seq.) now in force or that may be enacted hereafter, with all directions, rules and regulations of the fire marshal, health officer, building inspector and other officers of the governmental agencies having jurisdiction over the Premises, and with such standards established from time to time by each insurance underwriter, inspection bureau and similar agency, which are applicable to Tenant’s use and occupancy of the Premises. When requested by Landlord and, in any event, upon the completion of any construction or alterations to the Premises by Tenant, Tenant shall deliver to Landlord a permanent non-residential use permit or its equivalent, and all evidence typically required in the jurisdiction where the Shopping Center is located to provide evidence of compliance by Tenant with all applicable building and fire codes and all other governmental requirements. Unless otherwise specifically provided for in this Lease as Landlord’s obligation, Tenant shall make, at Tenant’s sole cost and expense, all repairs and alterations to the Premises which are or hereafter may be required in order to comply with the foregoing.

PART VIII — UTILITIES

Section 8.01.	Tenant Responsible for Utilities.

      Unless otherwise specifically provided for in this Lease as Landlord’s obligation, Tenant shall make application for and arrange for and pay or cause to be paid all charges for gas, water, electricity, light, heat, power, telephone, sewer and all other utility services used, rendered or supplied upon or in connection with the Premises; and Tenant shall defend, indemnify and save Landlord harmless against any liability or charges on account thereof. In case any utility charges are not paid by Tenant when due, Landlord may pay the utility charges to the utility company or department furnishing the utility service, and any amounts so paid by Landlord shall be paid by Tenant to Landlord immediately upon demand by Landlord, as Additional Rent.

Section 8.02.	Utility Charges.

      If a submeter is installed for any utilities, Tenant shall pay Landlord monthly for the utility services so submetered at the same rates which Tenant would pay to the utility company supplying such utility service if such service were supplied to Tenant by such utility company by direct meter. If the furnishing of any service by Landlord should be determined to be a public utility service and rates therefor should be fixed or approved by any public authority having jurisdiction, then such rates for any such service shall supersede the provisions of this Lease with respect to the determination of the charges to be paid by Tenant for such service.

Section 8.03.	No Overloading.

      Tenant shall not have the right, without Landlord’s prior written approval of Tenant’s plans and specifications therefore, to install any equipment which shall exceed the capacity of any utility facilities or which shall require additional utility facilities. If such installation is approved by Landlord, and if Landlord provides such additional facilities to accommodate Tenant’s installation, Tenant agrees to pay Landlord, on demand, the cost of providing such additional utility facilities or utility facilities of a greater capacity. Tenant shall in no event use any of the utility facilities in any way which shall overload or overburden the utility systems.

PART IX — LIENS

      Tenant shall do all things necessary to prevent the filing of any mechanics’ or other lien against the Shopping Center, the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant. If any lien shall at any time be filed against the Shopping Center or the Premises or any part thereof, Tenant shall cause the lien to be discharged of record immediately after the date of filing of the lien. If Tenant shall fail to discharge such lien immediately, such event shall constitute a default under this Lease.

PART X — ENTRY INTO PREMISES

Section 10.01.	Landlord’s Right to Enter.

      Landlord and the authorised representatives of Landlord may enter the Premises at all reasonable times and upon reasonable prior notice for the purpose of serving or posting notices required or permitted by any law, or for the purpose of inspecting the Premises. Landlord hereby reserves the right and easement in or over the Premises or any portion or portions thereof as shall be reasonably required for the installation, addition, alteration, relocation, replacement or maintenance of Common Areas, roofs, floors, doors, windows, mains, conduits, pipes or other facilities to serve the Shopping Center or any part thereof. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage claimed by Tenant by reason of Landlord’s work within the Premises. Notwithstanding the foregoing, Landlord shall act reasonably to minimize any interference with the operation of Tenant’s business during such activity.

Section 10.02.     Display.

      Landlord and the authorized representatives of Landlord may, at all reasonable times and upon reasonable prior notice, enter the Premises at any time during business hours for the purpose of exhibiting the Premises to prospective purchasers, mortgagees and/or Tenants. During the final six (6) months of the Lease term, Landlord reserves the right to post “For Lease” or other similar signage within the Premises.

PART XI — MAINTENANCE, ALTERATION AND CONSTRUCTION

Section 11.01.     Landlord’s Maintenance.

      (a) Landlord shall keep in good order, condition and repair the foundations, slab floor, exterior walls, downspouts, gutters, parking areas and roof of the Premises. Landlord shall have no maintenance responsibility whatsoever for the interior of all walls, the interior and exterior of the store front(s), any windows, any doors, any plate glass, any Tenant-specific roof penetrations or curbs, including any damages to any part of the Premises caused by Tenant, or Tenant’s agent’s, employees, contractor’s or invitee’s, action, neglect and/or omission. Landlord shall be liable for any damage sustained by Tenant as a result of gross negligence by Landlord or Landlord’s agents, employees, contractors or invitees in performing its duties pursuant to this Section.

      (b) Tenant shall immediately notify Landlord in writing of the need for any repair or maintenance which Landlord is obligated to perform pursuant to Section 11.01(a), and if Tenant fails to give Landlord such immediate written notice, then Tenant shall be solely responsible for all damages from any delay in making the required repair or maintenance. Landlord shall trim all trees in a manner which, in Landlord’s reasonable discretion, maintains and maximizes visibility of the Premises from nearby roadways.

Section 11.02.     Tenant’s Maintenance.

      Tenant shall keep and maintain in good order, condition and repair the Premises and every part thereof, including, but not limited to: all plumbing and sewage facilities within and serving the Premises. Including free flow up to the main sewer line; all cooling and heating facilities serving the Premises; including such facilities located outside the Premises, if any; the sprinkler system within the Premises (provided that Tenant shall make no adjustment, alteration or repair of any part of the sprinkler or sprinkler alarm system in or serving the Premises without Landlord’s prior written approval) all utility meters; fixtures; leasehold improvements; interior walls; store front(s); floors; ceilings; sides; windows; doors; plate glass; showcases; sky lights; all electrical facilities and equipment; all other appliances and equipment of every kind and nature; all vestibules, entrances and returns located within the Premises; and all other non-structural repairs, replacements and restorations to the Premises.

Section 11.03.     Limitation on Tenant’s Alterations.

      Tenant shall not make or permit to be made any alterations, improvements or additions of or to the Premises or any part thereof, unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant’s expense, by a licensed architect and shall have obtained

Landlord’s approval thereof. If such approval is granted, Tenant shall cause the work described in such approved plans and specifications to be performed, at its expense, promptly, and in a first class workmanlike manner by a licensed general contractor and in compliance with all applicable governmental and insurance requirements and the standards set forth in this Lease (including, without limitation, the provisions of Exhibit “B”), without interference with or disruption to the operations of the Shopping Center.

Section 11.04.	Changes to Shopping Center.

      Landlord shall have the right, at any time, and from time to time, to make or permit changes to the Shopping Center or any part thereof, including, without limitation, additions to, removal from, arrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, access roads, driveways or other Common Areas, to construct, or permit to be constructed other buildings or improvements in the Shopping Center and to make alterations thereof or additions thereto and to build additional stories on any buildings.

Section 11.05.	Performance of Work By Landlord.

      If Landlord shall perform any construction work at the request of Tenant, or if Tenant is required to pay Landlord for any construction work, then the cost of such work together with a fee to Landlord equal to fifteen percent (15%) of the cost of such work shall be payable by Tenant to Landlord within fifteen (15) days after Landlord’s demand, as Additional Rent.

Section 11.06.	Miscellaneous.

      Upon completion of construction and prior to the time when Tenant opens for business in the Premises, both initially and subsequently after any temporary closure after casualty damage or permitted remodeling, Tenant shall not be permitted to, and shall not, open for business until the following requirements shall be satisfied:

      (a) Tenant shall have delivered to Landlord, insurance policies, mechanics’ lien waivers as required by this Lease;

      (b) Landlord shall have inspected the Premises to determine whether all of Tenant’s Work in the Premises is complete in accordance with the requirements of this Lease and Landlord shall have approved all such work; and

      (c) Tenant shall have paid Landlord all Rent which have then accrued under the Lease.

      No approval by Landlord under this Lease shall make Landlord responsible for the condition of the Premises or constitute a representation by Landlord of compliance with any applicable requirements or constitute a waiver of any rights and remedies that Landlord may have under this Lease or at law or in equity. If Tenant shall open the Premises in violation of the requirements of this Section, such action by Tenant shall constitute a material Default under this Lease. When Tenant opens for business in the Premises, Tenant shall be deemed to have accepted the Premises and agreed that it is in the condition, with respect to any of Landlord’s obligations, which is required under this Lease.

PART XII — DAMAGE AND DESTRUCTION

Section 12.01.	General Restoration Obligation.

      Unless this Lease is terminated as provided in Part XII, Sections 12.02 or 12.03, if the Premises shall be damaged or destroyed by any casualty, then Landlord shall repair and restore those parts of the Premises which are under this Lease to be kept in repair by Landlord; and Tenant shall likewise repair and restore all other parts of the Premises, substantially to the condition thereof immediately prior to such damage or destruction, including, but not limited to, all leasehold improvements, heating and cooling facilities servicing the Premises, signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations in the Premises, in accordance with Part XI hereof.

Section 12.02.	Termination for Damage to Premises.

      If:

      (a) the Premises shall be damaged or destroyed and an architect retained by Landlord shall certify that the extent of such damage or destruction is one-third (1/3) or more of the replacement cost of the Premises and leasehold improvements immediately prior to the occurrence of such damage or destruction, whether insured or uninsured; or

      (b) the damage or destruction is due to any casualty other than a casualty covered by the insurance maintained by Landlord; or

      (c) the damage or destruction is due to any casualty which shall have occurred within the last year of the Term of this Lease.

      then, Landlord shall have the option to terminate this Lease by giving Tenant notice in writing at any time within ninety (90) days after the occurrence of such casualty.

Section 12.03.	Termination For Damage to Shopping Center.

      Notwithstanding any other provision of this Lease, in the event that any portion of the Shopping Center is damaged or destroyed, to such an extent that Landlord, elects to discontinue operation of all or a portion of the Shopping Center; or in the event that the Premises are located in the portion so damaged or destroyed, and Landlord elects, in its sole discretion, to discontinue operation in the substantial portion of the Shopping Center which was damaged or destroyed, then Landlord shall have the option to terminate this Lease by giving Tenant notice in writing at any time within ninety (90) days after such damage or destruction.

Section 12.04.	Time for Restoration.

      If the Premises or all or portions of the Shopping Center shall be damaged or destroyed and this Lease is not terminated, then upon the expiration of the applicable ninety (90) day period or upon notice by Landlord to Tenant prior thereto that Landlord has elected not to terminate this Lease, Landlord and Tenant shall commence their respective repair and restoration to the Premises and portions of the Shopping Center owned by Landlord as soon as is reasonably possible and prosecute the repair and restoration to completion with due diligence.

Section 12.05.	Time for Termination.

      In the event of any termination of this Lease under this Part XII, this Lease shall terminate fifteen (15) days after the delivery of Landlord’s notice of termination.

Section 12.06.	No Abatement.

      No Minimum Rent or Additional Rent shall abate as a result of casualty damage or during the period of any repair or restoration unless this Lease is terminated. Tenant shall continue the operation of its business on the Premises during any period or repair or restoration to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to any compensation or damages from Landlord for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by any damage, destruction, repair or restoration. Notwithstanding the foregoing, if the Premises shall be damaged by fire or other casualty, provided that such damage or casualty is not caused by Tenant’s or Tenant’s employees’, agents’ or contractors’ negligence or wilfull misconduct, to the extent that loss of rent is covered by Tenant’s insurance carrier or reimbursable by Landlord’s insurance carrier, the Minimum Rent shall be apportioned according to the part of the Premises which is usable by Tenant until such time that Landlord has repaired any casualty damage to the Premises as required pursuant to Section 12.01. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord, obtaining permits, or on account of labor problems, or any other cause beyond Landlord’s reasonable control.

PART XIII — EMINENT DOMAIN

Section 13.01	Complete Taking.

      In the event that possession of the entire Premises shall be taken under the power of eminent domain or proceedings in lieu thereof, this Lease shall terminate as of the date possession shall be so taken.

Section 13.02.	Partial Taking.

      In the event that possession of a portion of the Premises shall be taken under the power of eminent domain or proceedings in lieu thereof, and the portion not so taken would not have been reasonably adequate for the operation of Tenant’s business even if restoration had been performed by Landlord and Tenant, then this Lease shall thereupon terminate as of the date possession is taken. In the event of any taking under the power of eminent domain, or proceedings in lieu thereof, which does not terminate this Lease as provided above, this Lease shall remain in full force and effect, however, Minimum Rent shall be reduced to equal an amount calculated by multiplying the Minimum Rent otherwise payable by fraction, the numerator of which shall be the number of square feet of Floor Area remaining in the Premises after the taking and the denominator of which shall be the number of square feet of Floor Area in the Premises prior to the taking and Tenant’s Proportionate Share shall be adjusted. Unless this Lease is terminated, if the Premises shall be taken under the power of eminent domain or proceedings in lieu thereof, then Landlord shall repair and restore those remaining parts of the Premises which are under this Lease, to be kept in repair by Landlord, and Tenant shall likewise repair and restore all other parts of the Premises, substantially to the condition thereof immediately prior to such taking, in accordance with part XI.

Section 13.03.	Substantial Taking of Shopping Center.

      Notwithstanding any other provisions of this Lease, in the event that any portion of the Shopping Center is taken under the power of eminent domain or proceedings in lieu thereof to such an extent that Landlord elects to discontinue operation of the Shopping Center, or in the event that the Premises are located in the portion of the Shopping Center taken under the power of eminent domain or proceedings in lieu thereof and Landlord elects, in its sole discretion, to discontinue operation in this portion, which was taken under the power of eminent domain or proceedings in lieu thereof, then Landlord shall have the option to terminate this Lease by giving Tenant notice in writing at any time within ninety (90) days after such taking under the power of eminent domain or proceedings in lieu thereof.

Section 13.04.     Damages

      All damages awarded for any such taking under the power of eminent domain or proceedings in lieu thereof, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Premises; provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant’s trade fixtures or removable personal property.

Section 13.05.     Termination Date.

      If this Lease is terminated as provided in this Part XIII, all Rent shall be paid up to the date that possession is taken by public authority, and Landlord shall make an equitable refund of any Rent paid by Tenant in advance and not yet earned.

PART XIV — SUBORDINATION; ESTOPPEL CERTIFICATE; QUIET ENJOYMENT

Section 14.01.     Subordination of Lease.

      This Lease and the estate of Tenant hereunder shall be subject and subordinate to any lease, deed of trust, mortgage lien or charge, or any reciprocal easement agreement or other operating agreement, encumbrance, restriction or declaration which now encumbers or which at any time hereafter may encumber the Premises and/or the Shopping Center (such document and any replacement, renewal, modification, consolidation or extension thereof being hereinafter referred to as an “Encumbrance”). Any Encumbrance shall be prior and paramount to this Lease and to the rights of Tenant hereunder and all persons claiming through or under Tenant, or otherwise, in the Premises and Common Areas. Tenant, on Tenant’s behalf, and on behalf of all persons claiming through and under Tenant, covenants and agrees that, from time to time at the request of the holder of any Encumbrance, Tenant will execute and deliver any necessary or proper instruments or certificates reasonably necessary to acknowledge or confirm the priority of the Encumbrance over this Lease and the subordination of this Lease thereto or to evidence Tenant’s consent to any Encumbrance. Tenant agrees that, upon the request of any person succeeding to the interest of Landlord as a result of the enforcement of any Encumbrance, whether upon foreclosure sale or otherwise (the successor in interest being hereinafter referred to as the “Purchaser”), Tenant shall automatically become the tenant of the Purchaser, without changing the terms or other provisions of this Lease, Tenant specifically waiving any right which may exist under law to terminate the Lease. Tenant shall, upon request by the Purchaser, execute and deliver an instrument or instruments confirming its attornment.

Section 14.02.     Notice to Holder of Encumbrance.

      Tenant agrees that, provided the holder of any Encumbrance shall have notified Tenant in writing of its address, Tenant will give such holder, by certified mail, a copy of any notice of default given to Landlord. Tenant further agrees that it Landlord shall have failed to cure such default within the time provided for in this Lease, then the holder shall have an additional thirty (30) days to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days the holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

Section 14.03.	Estoppel Certificate.

      Upon fifteen (15) days’ prior written request by Landlord, Tenant shall deliver to Landlord the following:

      (a) Such financial information concerning Tenant and Tenant’s business operations as may be requested by Landlord, any prospective purchaser, holder, or prospective holder of any Encumbrance;

      (b) A statement certifying (i) that this lease is unmodified and in full force and effect, or if there has been any modification thereof that this Lease is in full force and effect as modified and stating the nature of the modification; (ii) that Landlord is not in default under this Lease and no event has occurred which, after notice or expiration of time or both, would constitute a default (or if any such default or event exists, the specific nature and extent thereof); (iii) the dates to which the Minimum Rent, Additional Rent and other charges have been paid in advance, if any, and (iv) any other information concerning this Lease or the Premises which Landlord may reasonably request.

      Any financial information and any statement delivered pursuant to this Section may be relied upon by Landlord, any prospective purchaser, holder or prospective holder of any encumbrance. If Tenant shall fail to deliver the statement required by the Section within fifteen (15) days after Landlord has requested such statements, Tenant shall be deemed to have certified that this Lease is in full force and effect and that Landlord is not in default under this Lease.

Section 14.04.	Recordation.

      Tenant agrees that this Lease shall not be recorded unless the recordation is requested by Landlord. If this Lease is recorded at the request of Landlord, then Landlord will pay the total cost and expense of such recording.

Section 14.05.	Quiet Enjoyment.

      Landlord covenants that it has the full right, power and authority to enter into this Lease for the Term. Subject to the provisions of Section 14.01 hereof, Tenant, upon paying the rent due and payable to Landlord hereunder and upon performing all of Tenant’s covenants, conditions and agreements contained in this Lease, shall peaceably and quietly have and enjoy possession of the Premises without hindrance by Landlord or anyone claiming by, through or under Landlord.

PART XV — ASSIGNMENT AND TRANSFERS

Section 15.01.	General Prohibition.

      (a) Tenant shall not voluntarily, involuntarily or by operation of law, assign, mortgage or otherwise encumber, all or any part of Tenant’s interest in this Lease or in the Premises or sublet the whole or any part of the Premises or license concessions or lease departments in the Premises or allow any other person to occupy the Premises (any and all of which are herein referred to as a “Transfer”), without, in each and every case, the prior consent of Landlord which may be held in its sole and absolute discretion. Any Transfer which is made without prior written consent of Landlord shall be null and void and of no force and effect whatsoever. If this Lease or the Premises is Transferred, Landlord may collect Rent from the transferee and shall not be deemed to be a waiver of Landlord’s rights to enforce Tenant’s covenants or the covenants or the acceptance of the Transferee as tenant, or a release of Tenant from the performance of any covenants on the part of Tenant to be performed. Notwithstanding any Transfer, Tenant or any guarantor of this Lease shall remain fully liable for the performance of all terms, covenants and provisions of this Lease. Any violation of this Lease by any Transferee shall be deemed to be a violation of this Lease by Tenant.

      (b) Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or subletting of the entire Premises to a single person or entity provided that all of the following conditions are satisfied:

(i) The proposed assignee or sublessee has management or business experience at least equal to that of Tenant;

(ii) The Transfer consists of all of Tenant’s leasehold interest and/or of the entire Premises, and in the case of an assignment, shall also transfer to the assignee all Tenant’s rights in, and interest under, the Lease;

(iii) At the time of such Transfer, this Lease is in full force and affect without any breach or default hereunder on the part of Tenant;

(iv) The assignee or sublessee shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant’s obligations at the time of the Transfer;

(v) Tenant shall give Landlord at least sixty (60) days prior written notice of the proposed assignment or subletting, a copy of the original assumption agreement (both in form and content satisfactory to Landlord) fully executed and acknowledged by the assignee and/or sublessee, and in the event the assignee and/or sublessee is a corporation, a certified copy of the properly executed corporate resolution authorising such assumption agreement, shall be delivered to Landlord within ten (10) days prior to the effective date of such Transfer;

(vi) Such Transfer shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease;

(vii) Tenant and its guarantor shall remain liable for the due performance of all obligations under the Lease, including accrued obligations at the time of the Transfer in accordance with its obligations hereunder; and

(viii) Tenant shall pay to Landlord a sum equal to one hundred percent (100%) of any rent or other consideration paid to Tenant by any assignee or sublessee which is in excess of the rent then being paid to Landlord by Tenant pursuant to the terms of this Lease, and one hundred percent (100%) of any other profit or gain realized by Tenant, net of Tenant’s actual cost in assigning or subletting the Premises, as Additional Rent immediately upon receipt thereof by Tenant.

      (c) Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any Transfer of the Premises, no assignee or subtenant shall assign this Lease or the sublease, nor further sublease the Premises without Landlord’s prior consent in each instance.

      (d) Tenant’s failure to comply with all of the provisions and conditions of this Section 15.01 shall, at Landlord’s option, render any purported Transfer null and void, and of no force and effect and, in addition, constitute an Event of Default.

      (e) Notwithstanding anything contained herein to the contrary, if Tenant desires to Transfer this Lease, Tenant shall give Landlord at least one hundred twenty (120) days prior written notice of such intention, and during such 120-day period (the “Advance Recapture Period”), Landlord shall have the right to terminate this Lease and recapture the Premises by giving Tenant Thirty (30) days prior written notice of such termination, and this Lease shall, within Thirty (30) days after such notice, terminate, and Tenant and Landlord shall each be relieved of further liability hereunder, at law or in equity. Notwithstanding the foregoing, the Advance Recapture Period shall not apply if the intended Transfer is to one of Tenant’s affiliates (however, such Transfer shall still be required to meet the criteria set forth in this Section 15.01). If during the Advance Recapture Period Landlord does not elect to terminate this Lease and recapture the Premises, then Tenant shall have the right to assign this Lease or sublet the Premises subject to this Section 15.01.

Section 15.02.     Corporate or Partnership Transactions.

      If Tenant or the guarantor of this Lease, if any, is a corporation the stock of which is not traded on any national securities exchange or nationally in the National Association of Securities Dealers over the counter market, then the merger, consolidation or reorganization of such corporation and/or the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the guarantor of this Lease or the stockholders of record of either as of the date of this Lease, which results in a change in the voting control of Tenant or the guarantor of this Lease (except any such transfer by gift, inheritance or testamentary disposition) shall constitute a Transfer of this Lease for all purposes of this Lease. If Tenant or the guarantor of this Lease, if any, is a joint venture, partnership or other association, then for purposes this Lease, the sale, issuance or transfer, cumulatively or in one transaction, of either voting control or of a twenty-five (25%) or greater interest, or the termination of any joint venture, partnership or other association, shall constitute a Transfer, except any such transfer by inheritance or testamentary disposition.

PART XVI — BANKRUPTCY OR INSOLVENCY

Section 16.01.     Events of Bankruptcy

      The following shall be Events of Bankruptcy under this Lease:

      (a) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the “Insolvency Laws”);

      (b) The appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property;

      (c) The filing of a voluntary petition under the provisions for the Bankruptcy Code or Insolvency Laws;

      (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within Thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor, or

      (e) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

Section 16.02.     Landlord’s Remedies.

      Upon occurrence of an Event of Bankruptcy, Landlord shall retain all rights and remedies available to Landlord pursuant to Part XVII of this Lease provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Part XVII, so long as:

      (a) The Bankruptcy Code prohibits the exercise of such rights and remedies, and

      (b) Tenant or its Trustee in Bankruptcy (hereinafter referred to as “Trustee”) is in compliance with the provisions of Part XVI. Sections 16.03, 16.04, 16.05, and 16.06 below.

Section 16.03.	Trustee’s Rights to Assume or Assign.

      In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s rights shall be subject to any rights of Trustee (as the term “Trustee” is used in Bankruptcy Rule 9001(10), including in its definition a debtor-in-possession) to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly

      (a) Cures all Defaults under this Lease, other than an Event of Bankruptcy,

      (b) Compensates Landlord for monetary damages incurred as a result of such Defaults, or the Event of Bankruptcy, or both, including in all events reasonable attorney’s fees incurred by the Landlord,

      (c) Provides adequate assurance of future performance (as the phrase “adequate assurance of future performance” is used in Section 365 of the Bankruptcy Code and defined in Section 16.04 hereof) on the part of the Tenant as debtor-in-possession or on the part of the assignee tenant (the “Assignee”), and

      (d) Complies with all other requirements of the Bankruptcy Code.

Section 16.04.	Adequate Assurance of Future Performance.

      Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 16.03, above, shall include all of the following minimum criteria, in addition to the general criteria of Section 365 (b) (3) of the Bankruptcy Code:

      (a) In the event of assumption by Tenant, Tenant’s Gross Sales during the Thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least ten (10) times the monthly installment of annual Minimum Rent and Additional Rent due under the Lease,

      (b) In the event of assumption by Tenant, both the average and median of Tenant’s monthly Gross Sales in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code (or such shorter period as may have elapsed in the Term of this Lease) must be at least ten (10) times the next monthly installment of annual Minimum Rent and Additional Rent due under this Lease;

      (c) Trustee or Assignee, as the case may be, must pay Tenant’s Proportionate Share of Real Estate Taxes, Common Area Maintenance Costs, Shopping Center Insurance and for all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the annual Minimum Rent), in advance of the performance or provision of such services;

      (d) Tenant’s or Assignee’s business, as the case may be, shall be conducted in a first-class manner, and that no liquidating sales, auctions, or other non-first-class business operations shall be conducted on the Premises;

      (e) The Premises shall be used for the Permitted Use and operated under the Permitted Name as stated in this Lease will remain unchanged and that no prohibited use shall be permitted;

      (f) The assumption or assignment of this Lease will not violate or affect the rights or other tenants in the Shopping Center;

      (g) Trustee or Assignee, as the case may be, must pay to Landlord at the time the next monthly installment of Minimum Rent is due under this Lease, in addition to such installment of Minimum Rent, an amount equal to the monthly installments of Minimum Rent and Additional Rent due under this Lease for the next six (6) month under this lease, said amount to be held by Landlord in escrow until either Trustee or Assignee defaults in its payment of Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Assignee); and

      (h) Trustee or Assignee, as the case may be, must pay to Landlord within Ten (10) days of receipt of written Notice from Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by this Section.

Section 16.05.	Reference to Bankruptcy Code and Terms.

      Landlord and Tenant hereby agree that the Premises is real property in a shopping center (as the term “shopping center” is used in Section 365 (b) (3) of the Bankruptcy Code). All references to the Bankruptcy Code or Bankruptcy Rules are references to Title 11 of the United States Code, 11 U.S.C. Section 101, et seq. (1978) and the relevant portions of Title 28 U.S.C. Section 2075. In the event of amendment of the Bankruptcy Code in whole or in part, the provisions of this Lease referring to the Bankruptcy Code shall be construed to survive and not to conflict with the amended Bankruptcy Code, the intent of the parties being that the Landlord retain its rights and remedies provided in this Lease in addition to any rights and remedies provided by amendment to the Bankruptcy code, unless otherwise required by law.

Section 16.06.	Tenant’s Burden.

      In the event Tenant is unable to:

      (a) cure its Defaults within the time period prescribed herein,

      (b) promptly reimburse the Landlord for its monetary damages,

      (c) pay the Rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date),

      (d) comply with all other requirements of the Bankruptcy Code, or

      (e) meet the criteria and obligations imposed by Part XVI, Section 4 above,

      then, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 16.02 above.

PART XVII — EVENTS OF DEFAULT AND REMEDIES

Section 17.01.	Events of Default.

      The occurrence of any one or more of the following events shall constitute a Default or an Event of Default under this Lease:

      (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant written notice of past due Rent; or

      (b) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within ten (10) day period, if Tenant does not commence to correct such default within said ten (10) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any deed of trust, mortgage, underlying lease, tenant lease, encumbrance, or other agreement applicable to the Shopping Center.

Section 17.02.	Remedies.

      Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord’s option, (i) to terminate this Lease and/or (ii) to use, apply or retain the whole or any part of the Security Deposit to the payment of any sum in default and to the payment of any expense suffered in reletting the Premises. If Landlord uses any part of the Security Deposit then Tenant shall, upon notice from Landlord, promptly restore the Security Deposit to the balance it existed prior to the application. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises at any time upon notice to Tenant. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice; subject however, to the right of Landlord to recover from Tenant all Rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant’s Default, Landlord may, but shall not be obligated to, relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the entire Rent provided in this Lease plus the costs, expenses, and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including deficiencies in Rent, attorney’s fees and expenses reasonably incurred, brokerage fees, and the expense of placing the Premises in first-class rentable condition. Landlord shall in no way be responsible or liable for any failure to collect any rent due and/or accrued from such reletting, to the end and intent that Landlord may elect to hold Tenant liable for any deficiencies in Rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Term. Any damages or loss of Rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord’s option, may be deferred until the expiration of the Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Term.

Section 17.03.	Landlord Default.

      Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying in what manner Landlord has failed to perform any such obligation, subject to Section 14.02. Notwithstanding the foregoing, Landlord shall perform such obligation as soon as reasonably practical after receipt of notice by Tenant pursuant to this Section.

Section 17.04.	Self Help.

      If Tenant shall default in the performance of any Lease covenant Landlord may, at Landlord’s option, after any notice and the expiration of any period with respect to this Lease perform the covenant for the account of Tent, and all costs and expenses incurred by Landlord, plus interest thereon at the Default Rate from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord. The taking of such action by Landlord shall not be considered as a cure of such Default by Tenant or to prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such Default.

PART XVIII — OWNERSHIP OF PERSONAL PROPERTY AND SURRENDER OF PREMISES

Section 18.01.	Surrender.

      Upon the termination of this Lease, Tenant shall surrender to Landlord the Premises including, without limitation, all apparatus and fixtures, except trade fixtures and furniture and signs installed by Tenant, then upon the Premises, free of all debris and in good condition and repair, reasonable wear and tear excepted, and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either party hereto, in, upon or about the Premises, except trade fixtures and furniture and signs installed by Tenant, shall be the property of Landlord, and upon any such termination, shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment therefor. Landlord’s property shall include, but not be limited to, all components of the heating, air conditioning, (including the portion thereof outside the Premises, if any), plumbing and electrical systems, lighting fixtures and fluorescent tubes and bulbs, all escalators, elevators, dumbwaiters, conveyors and all partitions.

Section 10.02.	Ownership of Personal Property.

      Trade fixtures, furniture, signs and other personal property installed or placed in the Premises at the cost of Tenant or any subtenant, licensee or concessionaire of Tenant shall be the property of Tenant or such subtenants, licensee concessionaire unless otherwise specified in this Lease, and Tenant shall remove such personal property prior to the termination of this Lease, Tenant hereby grants to Landlord a security interest in all of Tenant’s personal property located on the Premises to secure Tenant’s performance of its obligations under this Lease. Tenant shall completely repair at its own cost and expense any and all damage to the Premises resulting from or caused by the installation or removal of such personal property by restoring the Premises to the condition which existed prior to the installation of the personal property so removed. If Tenant fails to remove any of such personal property, Landlord, at any time after termination of the Lease and at Landlord’s option, may remove all or any part of such property and title thereto shall thereupon vest, in Landlord, or Landlord may remove from the Premises and dispose of in any manner all or any such property, in which latter event Tenant shall pay to Landlord upon demand the actual expense of such removal and disposition, and the repair of any and all damage to the Premises resulting from or caused by the installation or removal.

PART XIX — HOLDOVER BY TENANT

      In the event that Tenant shall not immediately surrender the Premises on the expiration or earlier termination of the Term, Tenant, at the option of Landlord, shall become a month-to-month Tenant at one hundred fifty percent (150%) of the Rent in effect during the last month of the Term and subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days’ written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days’ written notice to quit the Premises, unless Tenant is in Default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days written notice to quit being hereby expressly waived. Notwithstanding the foregoing, in the event that Tenant shall hold over after the expiration of the Term, then at any time prior to Landlord’s acceptance of Rent from Tenant as a monthly Tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, in which case Tenant shall be liable to Landlord for all costs, injuries and damages suffered by Landlord as a result of the wrongful holdover. If Tenant fails to surrender the Premises in a timely manner upon the termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including limiting the generality of the foregoing, any claims made by any proposed new tenant founded on such failure.

PART XX — EXCUSE FOR NON-PERFORMANCE

      Each party hereto shall be excused from performing any obligation or undertaking provided in this Lease, except the obligations of Tenant to pay Rent due under the applicable provisions of this Lease, in the event and/or so long as, the performance of any such obligation is prevented or delayed, retarded or hindered by act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, condemnation, requisition, law, order of government or civil or military or naval authorities or any other cause whether similar or dissimilar to the foregoing not within the reasonable control of such party. Notwithstanding the foregoing, the lack of funds required to perform an act or to pay for the material, workmen or other items required for such action shall never be an excuse for non-payment.

PART XXI — RULES AND REGULATIONS

      Tenant and Tenant’s agents, employees, licensees, concessionaires, subtenants and invitees shall observe faithfully and comply with any reasonable rules and regulations governing the Shopping Center as may from time to time be established and modified by Landlord and/or the owners of the Shopping Center. Such rules and regulations may apply, but need not be limited to, safety regulations, matters relating to security, schedule for lighting of display windows and signs and the use of Common Areas. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant.

PART XXII — MISCELLANEOUS PROVISIONS

Section 22.01.	Definition of Landlord and Tenant.

      The term “Landlord” shall mean only the person or entity who or which at the time in question holds the landlord’s interest in this Lease, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord, its successors and assigns only during and in respect of their respective successive periods of owning or holding Landlord’s interest in this Lease. In no event shall Landlord, or the fee owner or any of their partners, shareholders, owners, agents or employees have any personal liability for any obligations under this Lease beyond their interest in the Shopping Center. Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns, in the Shopping Center for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder. Such exculpation of Landlord’s personal liability is absolute and without any exception whatsoever. The term “Tenant” shall mean the tenant named in this Lease as well as its successors and assigns, each of which shall have the same obligations and liabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. However, no rights, privileges or powers shall benefit any Transferee unless such Transferee is permitted pursuant to the terms of this Lease. Any notice or demand given by Landlord under this Lease may be given to the Tenant originally named in this Lease or if there is a permitted Transferee then to the permitted Transferee, and any such notice or demand so given shall bind all persons or entities who may have any interest in Tenant.

Section 22.02.	Adding and Withdrawing Property.

      From time to time Landlord may or may not consent to add property to the Shopping Center or withdraw property from the Shopping Center. Any property so added shall thereafter be subject to this Lease and shall be included in the term Shopping Center as used in this Lease and any property so withdrawn by Landlord shall thereafter not be subject to the terms of this Lease and shall be excluded from the term Shopping Center as used in this Lease.

Section 22.03.	Captions.

      The captions of the Articles and Parts of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

Section 22.04.	Joint and Several Obligations.

      The terms “Landlord” and “Tenant” wherever used herein shall be applicable to one or more persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations hereof shall be joint and several.

Section 22.05.	Persons.

      The word “person” and the word “persons”, wherever used in this Lease, shall both include individuals, partnerships, firms, obligations and corporations or any other form of business entity.

Section 22.06.	Remedies Not Exclusive.

      The various rights, options, elections, powers, and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal and equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its rights to any other right or remedy until all obligations imposed upon the other party have been fully performed.

Section 22.07.	Time of the Essence.

      Time is of the essence with respect to the performance of each of the conditions, covenants and agreements under this Lease, except as otherwise expressly stated in this Lease.

Section 22.08.	Successors and Assigns.

      Each and all of the provisions of this Lease shall be binding upon and inure to the benefits of the parties hereto and, except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignments, transfers, encumbering or subletting of all or part of Tenant’s interest in this Lease.

Section 22.09.	Interpretation.

      Printed parts of this Lease shall be as binding upon the parties hereto as other parts hereof. Parts of this Lease which are written or typewritten shall have no greater force or effect than and, shall not control, parts which are printed, but all parts shall be given equal effect. Tenant declares that Tenant has read and understands all parts of this Lease, including all printed parts hereof. This Lease has been jointly prepared by Landlord and Tenant, and the language in all parts of this Lease shall be, in all cases, construed according to its fair meaning and not strictly for or against Landlord or Tenant.

Section 22.10.	Concessionaires.

      For the purpose of this Lease, any concessionaire of Tenant shall be deemed to be a subtenant of Tenant and all of the provisions of this Lease relating to subletting, subleases and subtenants shall apply to the granting of any concession and shall apply to concessionaires with the same force and effect as though specifically so provided herein.

Section 22.11.	No Partnership.

      Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of Rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

Section 22.12.	No Waiver.

      No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and then only for the time and to the extent therein stated. The acceptance by Landlord of Rent or other payments with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant term or condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant. To be effective, any express waiver must be in writing.

Section 22.13.	Lease Contains All Agreements.

      This Lease contain all conditions, covenants and agreements between Landlord and Tenant relating in any manner to the Shopping Center and to the rental, use and occupancy of the Premises and the other matters set forth in this Lease. No prior or contemporaneous agreement or understanding pertaining to the Shopping Center or the Premises shall be valid or of any force or effect, and the conditions, covenants and agreements of this Lease cannot be altered, changed, modified, or added to, except in writing signed by Landlord and Tenant. Landlord and Tenant intend that this Lease supersedes all such prior or contemporaneous agreements and that this Lease constitutes the final, exclusive and complete embodiment of their agreement. No representation, inducement, understanding or anything of any nature whatsoever, made, stated or represented on Landlord’s behalf, either orally or in writing (except this Lease), has induced Tenant to enter into this Lease.

Section 22.14.	Brokers.

      Landlord recognizes the Broker as the Broker under this Lease and shall pay the Broker a commission pursuant to a separate agreement between the Broker and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. In event of a breach by a party of their foregoing representation and warranty (the “Defaulting Party”), the Defaulting Party shall indemnify and hold the other party harmless from and against any claim or claims, damages or expenses (including any claims for brokerage or other commissions asserted by any broker, agent, or finder fees) which may arise as a result of such breach.

Section 22.15.	Partial Invalidity.

      Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

Section 22.16.	Effective Date of Terms.

      Except with respect to those conditions, covenants and agreements of this Lease which by their nature could only be applicable after the commencement of, during, or throughout, the Term of this Lease, all of the other conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of this Lease. Any obligation arising during the Term of this Lease under any provision hereof, which by its nature would require Landlord and/or Tenant to take certain action after the expiration of the Term or other termination of this Lease to fully comply with the obligation arising during the Term, shall be deemed to survive the expiration of the Term or other termination of this Lease to the extent of requiring any such action to be performed after the expiration of the Term which is necessary to fully perform the obligation that arose during the Term of this Lease.

Section 22.17.	Other Agreements.

      Any default by Tenant under any instrument, undertaking or agreement executed by Tenant in favor of or with Landlord relating to this Lease or in the tenancy created hereby shall constitute a breach of this Lease and entitle Landlord to pursue each of all its rights and remedies hereunder and at law.

Section 22.18.	Waiver of Trial by Jury.

      To the extent permitted by law, Landlord and Tenant mutually waive trial by jury with respect to any action brought by either party under or in connection with this Lease and/or the Premises.

Section 22.19.	Authority.

      If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust, or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the Commonwealth of Virginia, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

Section 22.20.	Attorneys’ Fees and Legal Expenses.

      In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, and other reasonable legal expenses and court costs incurred by such party in such action or proceeding as the court may find to be reasonable.

Section 22.21.	Exhibits.

      Each reference in this Lease or in any Exhibit to this Lease shall mean the Exhibits attached to this Lease, all of which are incorporated in this Lease by reference.

Section 22.22.	Governing Laws.

      This Lease shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of laws.

Section 22.23.	Intentionally Omitted.

Section 22.24.	Termination Option.

      Tenant shall have the one time right to terminate this Lease (the “Termination Right”), if Tenant’s average level of deposits from its operations at the Premises during Tenant’s third full year of fiscal reporting at the Premises falls below Twenty Million and No/100 Dollars ($20,000,000.00) (the “Test Year”). If Tenant fails to exercise the Termination Right within sixty (60) days after the Test Year has expired, then any attempted exercise of the Termination Right shall be null, void and of no force and effect. Tenant shall, simultaneously with the delivery of the Termination Notice, provide Landlord with its fiscal report for the Test Year evidencing that Tenant’s deposits were less than Twenty Million and No/100 Dollars ($20,000,000.00) for the Test Year. The Termination Right shall not be available to Tenant during any subsequent Lease Years or during any exercised Option Terms and in the event Tenant exercises an Option Term, this Section 20.24 shall be rendered null and void. Tenant may exercise this Termination Right, if at all, by written notice to Landlord given within thirty (30) days following the expiration of the Test Year in which Tenant’s deposits were less than Twenty Million and No/100 Dollars ($20,000,000.00) [the “Termination Notice”]. The Termination Date will be the date which is six (6) months after the date of Landlord’s receipt of the Termination

Notice (the “Termination Date”). If Tenant terminates the Lease as provided above, Tenant shall vacate the Premises on or before the Termination Date in the condition otherwise required under Section 18.01 hereof.

      From the date of the Termination Notice through the Termination Date, the Lease shall remain in full force and effect, and Tenant shall honor all of its obligations hereunder.

      If Tenant exercises its Termination Right as provided above, simultaneously with such exercise, and after receipt of written notice from Landlord stating the amount of the “Commission Reimbursement,” (as hereinafter defined), Tenant shall reimburse Landlord for the unamortized portion of the brokerage fee paid by Landlord in connection with this Lease (based upon a ten (10) year amortization schedule) [the “Commission Reimbursement”], together with the sum of Two Thousand and No/100 Dollars ($2,000.00) for Landlord’s legal and administrative costs (the “Additional Reimbursement”) pursuant to this Section 20.24. Landlord agrees to provide Tenant with written notice of the amount of the Commission Reimbursement and the Additional Reimbursement simultaneously with Tenant giving Tenant’s Termination Notice as provided above.

Section 22.25	Tenant’s Option to Construct Additional Space.

      (a) Subject to Landlord’s consent, which shall not be unreasonably withheld, conditioned, or delayed during the initial Term of the Lease, Tenant shall have the right to expand the Premises upon prior written notice to Landlord (“Tenant’s Notice”), subject to the criteria set forth in this Section. Tenant’s right to expand shall mean that Tenant may construct an addition to the Premises (the “Expansion Space”), which shall be constructed, at Tenant’s sole cost and expense, to conform to the architectural design of the current structure. Tenant must exercise its right to add the Expansion Space to the Premises, if at all, by written notice to Landlord given at least eighteen (18) months prior to the expiration of the Primary Term. If Tenant does not exercise its right in a timely manner, Tenant will have irretrievably lost such right to the Expansion Space.

      (b) Tenant’s Notice to Landlord shall be accompanied by the current quarterly financial statement (which may be unaudited but must be certified by the president of chief financial officer) and last annual financial statement (which must be audited) of Tenant. The financial statements (the “Financial Statements”) required by this paragraph include income statements, balance sheets, statements of cash flow, and footnotes.

      (c) Tenant will not have any rights under this Section if Tenant does not give Landlord Tenant’s Notice strictly according to this Section, or if at the time either that Tenant gives Landlord Tenant’s Notice:

(i) An event of default (as defined elsewhere in the Lease) exists; or

(ii) Tenant occupies less than 100% of the rentable square feet of the Premises.

      (d) Tenant shall be required to submit its plans and specifications to Landlord within thirty (30) days after Tenant delivers Tenant’s Notice to Landlord. Landlord shall have the right to approve Tenant’s Plans pursuant to the same process as set forth in the attached Exhibit “B,” and Tenant shall be responsible for obtaining all necessary governmental approvals, licenses and permits pursuant to the same terms set forth in Exhibit “B.” Tenant shall have one hundred eighty (180) days after the date it receives all permit approvals to complete its construction of the Expansion Space.

      (e) The lease of the Expansion Space shall be on the same terms and conditions as are set forth in this Lease, except that Minimum Rent for the Expansion Space shall be at the current market rent as determined in Landlord’s sole discretion.

      (f) The right to exercise the above-referenced option shall be personal to Tenant and shall not apply to any assignees or sublessees.

EXHIBIT “D”

INTENTIONALLY OMITTED

D-1

EXHIBIT “E”

FAIR LAKES CENTER SIGN CRITERIA

1.	TENANT CANOPY SIGN

A.	General

(1)	The Fair Lakes Center sign criteria (the “Sign Criteria”) has been established for the purpose of assuring an outstanding Shopping Center for the mutual benefit of all the stores. Landlord will strictly enforce the Sign Criteria. Nonconforming or unapproved signs installed will be brought into conformance at Tenant’s expense or be promptly removed by the Landlord.

(2)	Tenant’s canopy sign shall be Tenant’s sole responsibility and expense, including design, fabrication, permit, installation, maintenance, repair, removal and any damage to the canopy and/or shopping center building during installation and/or removal.

(3)	At the expiration of Tenant’s occupancy of the Premises, or termination of the Lease, Tenant shall be responsible for removing the Tenant’s canopy sign and restoring the surfaces damaged by the sign removal to the satisfaction of the Landlord. In the event the Tenant does not remove its canopy sign, then Landlord may cause the removal of said sign at the sole cost and expense of Tenant. In such event, the sign shall be deemed abandoned and become the property of the Landlord.

B.	Review and Approval

(1)	After Lease execution, Tenant will submit to Landlord drawings and specifications for Tenant’s canopy sign. Within thirty (30) days after Landlord approval, Tenant will submit application for all required governmental approvals. Tenant’s canopy sign shall be installed prior to Tenant opening for business.

(2)	Tenant’s sign submission to Landlord shall include a legible scale elevation drawing of the sign on Tenant’s storefront showing all dimensions, type-style, color, size, orientation, precise proposed placement, materials, electrical data, and other information which the Landlord may request.

C.	Size

(1)	Maximum area of Tenant sign shall be controlled by the Fairfax County Sign Ordinance. In general, the ordinance allows 1.5 square feet of sign area for each linear foot of Tenant’s storefront. No individual Tenant sign can exceed two hundred (200) square feet. The size of Tenant’s sign shall be further controlled by the following Fair Lakes Center Sign Criteria. This Sign Criteria is divided into two (2) store types. In-line Tenants with “standard building canopy” and those Tenants with “architectural feature fronts” as defined by Landlord.

(2)	Standard Building Canopy. The maximum height of any individual letter either capital, lower case, ascending or descending, shall be thirty (30)

inches. The average height of all sign letters shall not exceed twenty-four (24) inches. In no event shall the length of the sign exceed eighty percent (80%) of the width of the Tenant’s storefront.

(3)	Architecture Feature Front. The maximum letter height shall not exceed four (4) feet. In no event shall the length of the sign exceed eighty percent (80%) of the width of the Tenant’s storefront.

D.	Specification

(1)	Internally illuminated individual channel letters of 0.050 min. aluminum shop painted. Channel letters and one (1) inch plastic trim cap shall be painted to match color Sherwin Williams, Estate Tan — SW 2039 gloss.

(2)	Standard Building Canopy. Channel letters shall be mounted on, and completely supported by, a self-contained transformer vault/raceway. The vault/ raceway shall be fastened to the building only through the back of the vault/ raceway. Vault/ raceway shall be six (6) inches in deep by eight (8) inches high. No top access to raceway shall be permitted. Vault/ raceway painted to match canopy color; Sherwin Williams, Estate Tan — SW 2039 gloss.

(3)	Architectural Feature Front. Channel letters shall be mounted directly to the canopy face. Channel letters shall be spaced three-eighths inch ( 3/8”) off the canopy face with PVC or aluminum washers to prevent canopy streaking from grit build-up on channel letters. Sign transformers and wiring shall be within the canopy or above Tenant storefront. Access into the canopy shall be authorized only by the Landlord and is not part of the Tenant’s Premises.

(4)	Sign face shall be translucent three-sixteenths inch ( 3/16”) plexiglass. Color ample shall be submitted by Tenant and approved by Landlord prior to fabrication.

(5)	UL label and governmental permit label shall be located at bottom right return of last letter, or as governmental authority shall require.

(6)	Neon transformer shall be 60 milli-amp. Illumination shall be 15 mm, 6500K white neon tubing.

E.	Installation and Removal

(1)	Power supply shall be 120V. Sign circuit provided by Landlord from Tenant electric panel to junction box terminated above ceiling at Tenant’s storefront.

(2)	All bolts, fastenings and clips shall be concealed and shall be of a rustproof material, i.e., iron, stainless steel, aluminum, brass or bronze. No black iron materials shall be permitted.

(3)	Tenant shall be solely responsible to Landlord for the acts of Tenant’s sign contractor. Tenant shall be responsible for Landlord’s expense to cause Tenant’s sign contractor damage to be promptly repaired plus an administrative charge equal to twenty-five percent (25%) of repair cost.

(4)	All penetrations of the building structure required for sign installation shall be neatly sealed in a watertight condition.

F.	Maintenance and Repair

(1)	The maintenance and repair of the canopy signs are strictly the Tenant’s responsibility and expense, including annual washing, removal of birds’ nests, damaged or broken letters, and any damage to building caused by Tenant’s canopy sign or its installation and/or removal. Canopy signs shall be removed, repainted, and recharged every five (5) years at Tenant’s expense.

(2)	Tenant shall be responsible for the day-to-day maintenance of its sign, including but not limited to replacement of the neon gas and repair of the sign face, and for the utility charges necessary to illuminate the sign. Damage to the sign by fire, or other casualty, insurable under full standard risk insurance, shall be Landlord’s responsibility to repair or replace unless same is caused by Tenant, its agents, employees or contractors, in which event Tenant shall be responsible and reimburse Landlord for the repair or replacement. Damage to the sign face by any cause shall be the responsibility of Tenant unless caused by Landlord, its agents, employees or contractors, in which event Landlord shall repair or replace the sign face.

G.	Operation

(1)	As part of the rules and regulations of the Shopping Center, Landlord shall specify minimum hours the Tenant canopy sign shall be lighted.

2.	TENANT UNDER CANOPY SIGN

A.	General

(1)	Under canopy signage program is important to identify stores for customers under the canopy and to promote cross shopping.

B.	Design

(1)	Landlord shall provide to Tenant complete design, fabrication and installation instruction.

C.	Tenant Responsibility

(1)	Prior to opening for business Tenant shall install the “Under Canopy” sign in accordance with Landlord’s criteria.

3.	MISCELLANEOUS TENANT SIGNAGE

A.	Storefront Signage

(1)	Tenant will be permitted to place on the storefront entry door not more than one hundred and forty-four (144) square inches of gold leaf or decal application lettering not to exceed two inches (2”) in height, indicating hours of business and emergency telephone numbers.

(2)	Tenant shall install on its storefront entrance the street address in a standard location established by Landlord. Color of letters will be white, six inches (6”) high, and Helvetica bold type.

(3)	Paper signs, decals, stickers, temporary signs shall not be applied to the exterior of Tenant’s storefront.

B.     Receiving Doors

(1)	Tenant shall install on receiving doors at rear of Premises in six-inch (6”) high block letters, the Tenant name and address. Color of letters will be black and in Helvetica bold type.

EXHIBIT “F”

AMENDED AND RESTATED ACCESS EASEMENT

F-1

AMENDED AND RESTATED

ACCESS EASEMENT

THIS AMENDED AND RESTATED ACCESS EASEMENT (the “Agreement”) is made and entered into this 3rd day of July, 1996 by and among Fair Lakes Associates L.C., a Virginia limited liability company (“FL”). The Shops at Fair Lakes L.P., a Virginia limited partnership (“Shops”), Victor Limited Partnership, a Virginia limited partnership (“Victor”) York Limited Partnership, a Virginia limited partnership (“York”), Perch Associates Limited Partnership, a Virginia limited partnership (“Perch”), and Builders Limited Partnership, a Virginia limited partnership (“Builders”) with reference to the following:

RECITALS:

      A.     FL is the owner of certain parcels of land more particularly described on Exhibit A (the “FL Land”) located in Fairfax County, Virginia.

      B.     York and Victor are the owners of that certain parcel of land described on Exhibit B (the “Section 7-C”) located in Fairfax County, Virginia.

      C.     Shops is the owner of those certain parcels of land described on Exhibit C (the “Shops Parcel”) located in Fairfax County, Virginia.

      D.     Perch and Builders are the owners of that certain parcel of land described on Exhibit D (the “Builder Parcel”) located in Fairfax County, Virginia.

      E.     The FL Land, Section 7-C, Shops Parcel and Builders Parcel (collectively the “Land”) are encumbered by that Access Easement and Maintenance Agreement, dated December 12, 1986, recorded among the Land Records of the Clerk of the Circuit Court of Fairfax County Virginia (the “Land Records”) in Deed Book 6575, at Page 651 as amended by instruments recorded among the Land Records in Deed Book 7554, at Page 1126 and Deed Book 8801, at Page 1511 (the foregoing agreements are collectively referred to as the “Original Agreement”).

      F.     The parties to this Agreement desire to amend and restate the Original Agreement in its entirety and enter into this Agreement so as to evidence the same.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article 1

Definitions

      When used in this Agreement, the following terms shall have the following definitions:

      A.     Access Road shall mean and refer collectively to the Existing Access Road (hereinafter defined) and the Access Road Extension (hereinafter defined).

      B.     Access Road Extension shall mean and refer to that portion of Section 7-C described on Exhibit E Part 1 and depicted on the plan attached hereto as Exhibit F (the “Plot Plan”).

      C.     Allocable Share shall mean and refer to each Owner’s respective “Allocable Share” of Shared Cost (hereinafter defined) which shall be the result obtained by dividing the given calendar year’s Shared Cost by the total number of Parcels within the Land upon which Floor Area is open for business with the public. If the number of Parcels upon which Floor Area is open for business with the public changes during any calendar month, the number of Parcels upon which Floor Area is open for business with the public as of the first day of such month shall be deemed to constitute the number of Parcels throughout such month.

      D.     Annual Budget shall mean and refer to the annual budget for the Maintenance Costs (hereinafter defined) prepared by the Manager (hereinafter defined) and approved by the Owners pursuant to Article 4 hereof.

      E.     Existing Access Road shall mean and refer to the private rights of way and streets known commonly as Shops Lane and Headquarters Drive, which are more particularly described on Exhibit E Part 2 and depicted on the Plot Plan.

      F.     Floor Area shall mean, from time to time, the aggregate of the actual number of square feet of enclosed floor space within any building located on a Parcel, from time to time, whether or not actually occupied or, if no building is located on a Parcel, the maximum number of square feet of floor space permitted by Governmental Authorities to be built on such Parcel. If such square footage changes during any calendar month, the square footage as of the last day of such month shall be deemed to constitute the square footage throughout such month.

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      G.     Governmental Authorities shall mean all governmental or quasi-governmental officials, agencies, bodies or governments having jurisdiction over the Land including, without limitation, the Commonwealth of Virginia and Fairfax County.

      H.     Lease shall mean any lease, deed or other instrument or arrangement whereby an Occupant (other than an Owner) acquires rights to use and/or occupy Floor Area. The terms and provisions of any Lease shall only be binding upon the parties to such Lease and their respective successors and assigns. Any Lease shall create only a landlord-tenant relationship between the parties thereto and their respective successors and assigns.

      I.     Manager shall mean the person selected, from time to time, pursuant to Section 4.1 hereof, to perform the services outlined in Article 4 hereof.

      J.     Management Fee shall mean the annual fee payable to the Manager equal to five percent (5%) of the Maintenance Costs (exclusive of insurance, real estate taxes and charges for utilities).

      K.     Mortgagee shall mean an institutional lender (one or more commercial or savings banks, savings and loan associations, trust companies, credit unions, industrial loan associations, insurance companies, pension funds or business trusts, including but not limited to real estate investment trusts, and other lender not affiliated with the Owner or Occupant of the Parcel encumbered by the Mortgage (hereinafter defined) regularly engaged in financing the purchase, construction or improvement of real estate, or any assignee of loans made by such lender, or any combination of any of the foregoing entities) holding a mortgage, deed of trust, sale-leaseback, or other interest created for the purpose of securing an indebtedness and recorded among the Land Records (“Mortgage”) encumbering a Parcel which institutional lender, pursuant to this Agreement has requested the rights of a Mortgagee under this Agreement.

      L.     Occupant or Occupants shall mean any Owner and any other Person (hereinafter defined) entitled by Lease to use and occupy Floor Area, or one or more of them, as the context may require.

      M.     Owner shall mean one or more Persons who owns, from time to time, a Parcel in fee simple, including contract sellers, but does not mean any Person having an interest in a Parcel solely by virtue of either (i) a contract or as security for an obligation, (ii) a Lease, or (iii) a Mortgage. If after a Person’s acquisition of fee simple title to a Parcel such Person leases such Parcel to a Person, then, if the Lease expressly so provides, the tenant under such Lease shall be deemed to be the sole Owner of such Parcel and shall have the rights

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and obligations of an Owner hereunder so long as the Lease remains in effect and the tenant remains in possession of such Parcel. If the fee simple interest to all or a portion of a Parcel is owned jointly or in common by two or more persons, then all persons owning jointly or in common all or a portion of the fee simple interest in such Parcel (each such interest being hereinafter referred to as a “Jointly Owned Interest”) shall be collectively deemed to be the Owner of such Parcel. However, the acts of the Person who was the Owner of the largest percentage of Jointly Owned Interest in such Parcel, as determined by an examination of the Land Records for such Parcel, shall be binding upon all Persons owning a Jointly Owned Interest in such Parcel. The exercise of any powers or rights by the Person owning the largest percentage of a Jointly Owned Interest shall be binding upon all Owners of the Parcel to the same extent as if such powers or rights had been exercised by such Owner, and the Owners of such Parcel shall act only through such Owner.

      N.     Parcel shall mean any portion of the Land designated, from time to time, as a separate lot of record created by a deed of subdivision, resubdivision, consolidation, boundary line adjustment, deed, or other instrument recorded among the Land Records.

      O.     Permittees shall mean all Occupants and their respective officers, directors, employees, agents, partners, contractors, customers, visitors, invitees, guests, licensees, tenants, subtenants and concessionaires.

      P.     Person or Persons shall mean individuals, partnerships, associations, corporations and any other form of business organization, or one or more of them, as the context may require.

      Q.     Maintenance Cost shall mean all actual or estimated costs, expenses and other charges during a calendar year incurred or paid in accordance with the Budget in connection with the (a) operation, maintenance (including, but not limited to the removal of snow, trash and debris), security, insurance, and repair and replacement of the Access Road; (b) real estate and other taxes assessed against the Access Road or improvements thereon which are paid by the Manager; (c) the operation, maintenance, repair and replacement of traffic signage installed in the Access Road (to the extent not maintained by Governmental Authorities or an Owner); and (d) any other reasonable costs incurred by the Manager relating to the Access Road disclosed in the Annual Budget. Maintenance Cost shall be determined in accordance with generally accepted accounting principles. Maintenance Costs shall not include, and there shall be subtracted from the Maintenance Costs all of the costs or expenses associated with the following: (i) any fees to the Manager or any other person for management or administration of the Access Road; (ii) the cost of repairs or restoration of damaged or destroyed improvements which are paid from insurance proceeds from policies maintained by the Manager or any Owner

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or Occupant or damages paid by a third party; (iii) the cost of items which are considered capital improvements under generally accepted accounting principles provided, however, that if approved by Owners as part of the Annual Budget, there shall be included each year an amount not to exceed $2,000, which shall be held as a reserve for the sole purpose of repaving the Access Road; (iv) the cost of repairs or replacements performed under warranties or guarantees which apply to the item being repaired or replaced; (v) any costs incurred in connection with the initial construction of the Access Road and/or any expansions thereof; (vi) any costs related, directly or indirectly, to the maintenance of any building; (vii) the cost of any repair to remedy damage caused by or resulting from the negligence of any Occupant, including their agents, contractors, servants, licensees, and employees; (viii) all interest or penalties incurred as a result of the failure of the Manager to pay bills as the same shall become due; (ix) any costs for services included in the Maintenance Costs which exceeds the prevailing market cost for such services; (x) depreciation or amortization charges associated with capital improvements or replacements; (xi) costs to remediate or clean up any hazardous materials; (xii) any costs associated with the maintenance of any Parcel which is not the Access Road; and (xiii) any costs or expenses not included in the Annual Budget that have not been approved by Owners representing at least eighty percent (80%) of the Floor Area.

      R.     Shared Costs shall mean and collectively refer to the Manager Fee and Maintenance Costs.

Article 2

Construction of Access Road

      (a) Prior to the date of this Agreement, the Existing Access Road has been constructed and made available for use pursuant to the Original Agreement.

      (b) Promptly after the date of this Agreement and subject to obtaining all necessary permits and approvals from applicable Governmental Authorities, York and Victor covenant and agree to construct, at its sole cost and expense, the Access Road Extension. The Access Road Extension will be constructed (i) in accordance with plans and specifications for the same approved by applicable Governmental Authorities, and (ii) in a manner which, when completed, it will be equal in all respects to the quality of construction of the Existing Access Road. York and Victor shall indemnify and hold each Owner harmless from and against any lien, claim or cause of action which may be asserted against an Owner or its Parcel by any mechanic or materialman lien arising in connection with the original construction of the Access Road Extension.

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Article 3

Easement for Use of Access Road

      (a) FL, as the owner of the Existing Access Road, and York and Victor as the owners of the Access Road Extension, hereby grant unto each Owner, and reserves unto itself, its successors and assignees, the perpetual non-exclusive right, privilege and easements in the Access Road for (i) ingress and egress; (ii) the passage and accommodation of pedestrians and motor vehicles; and (iii) the doing of such other things as are authorized or required to be done on the Access Road under this Agreement.

      The easements granted by this Section are (i) perpetual, however, the enjoyment of the easements on the Access Road Extension shall commence, as of the dates that portions of the Access Road Extension are completed and available for its intended use; and (ii) limited to the portions their respective Parcels forming a part of the Access Road as are within the boundaries of the private roadway constructed thereon.

      (b) The easements granted by this Section may be used by any Occupant and its Permittees.

Article 4

Maintenance of Access Road

      Section 4.1 Appointment and Replacement of Manager. The services outlined in this Article shall be initially provided by a Manager selected by FL. If, at any time, the Owners representing at least sixty percent (60%) of the Floor Area become dissatisfied with the services of the Manager they may select, on or before November 1 of each year, a replacement Manager for the forthcoming year, by notice given to all the Owners. Any Manager selected must be experienced in the provision of services similar to those set forth in this Article, in first class mixed use projects in the Washington D.C., Northern Virginia Metropolitan area.

      Section 4.2 Duties of Manager; Access Road Maintenance. The Manager shall, subject to the limits of the Annual Budget, operate, maintain, repair and replace the Access Road in a good and commercially sound manner, so as to keep all such areas at all times in a safe and functional condition, clean, and in good order and repair. Any such operations, maintenance, repairs, or replacements shall be performed in an efficient and economical manner and any costs and expenses in connection therewith shall be reasonable and competitive with costs and expenses for any comparable services or materials required to be obtained by the Manager pursuant to this Section, and shall, subject to the limits of the Annual Budget, be repaired or replaced with materials, apparatus, and facilities of quality at least equal to the quality of the materials, apparatus, and

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facilities repaired or replaced. In connection with such operation, maintenance, repair and replacement, but not in limitation thereof, the Manager shall, subject to the limits of the Annual Budget:

      (a) Maintain, repair, and resurface the paved portions of the Access Road to prevent the same from becoming unsightly and repair all potholes and cracks. Such activity shall, to the extent possible, be scheduled to occur prior to or after normal business hours of the majority of the Occupants of the Parcel affected by such activity and not during the Christmas Season.

      (b) Remove all papers, debris, filth, and refuse from, and periodically sweep all portions of the Access Road to keep the same in a clean and orderly condition.

      (c) Promptly clear snow and ice from the Access Road.

      (d) Maintain and replace, if necessary, any traffic signage or lights as shall be reasonably necessary in the Access Road.

      (e) Maintain all landscaped areas in the Access Road, including the replacement of dead shrubs and other landscaping as necessary, perform all weeding, pruning and fertilizing, and maintain the automatic sprinkler system (if any) serving such landscaped areas, all to the extent such services are not performed by any Governmental Authorities and/or the Owner of the Parcel upon which such landscaping is located.

      (f) Maintain, repaint and restripe markers, directional lanes and traffic markers in the Access Road, as needed.

      (g) Pay all wages, workers’ compensation insurance, unemployment taxes, and other costs and expenses of employees necessary to maintain the Access Road.

      (h) Pay all contractors’ fees in the event management, maintenance, and operation of the Access Road is performed by an independent contractor.

      Section 4.3 Annual Budget; Payment of Shared Costs. Each Owner shall pay or require its Occupant to pay its Allocable Share of the Shared Costs. Such payments shall be made, in advance, on or before the first day of each month, and shall be determined in accordance with the following:

      (a) Concurrently with the execution of this Agreement, and thereafter on or before November 1 of each calendar year, the Manager shall cause to be prepared and submitted to each Owner an annual statement (“Annual Statement”).

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      (b) Each Annual Statement shall: (i) contain a statement of the actual Shared Costs for the previous year, (ii) be accompanied with the budget for the forthcoming year, and (iii) set forth a computation of the Owner’s Allocable Share of Shared Costs for the forthcoming year based on the proposed annual Budget for the forthcoming year (the “Allocable Share”). Within thirty (30) days after the delivery of the Annual Statement, each Owner shall notify the Manager as to whether or not it approves the proposed budget. Once the proposed budget set forth in the Annual Statement is approved by Owners representing sixty percent (60%) of the Floor Area, such proposed budget shall be the Annual Budget for the forthcoming year. Until the budget is approved, the Manager will continue to operate under the previous year’s budget.

      (c) Commencing on the date that Floor Area on the Parcel in question is open for business with the public, the Owner will pay to the Manager on a monthly basis an amount equal to one twelfth ( 1/12) of the Parcel’s Allocable Share. Until the Annual Budget is developed, each Owner shall continue to pay monthly payment due for the Parcel based on the previous year’s Allocable Share. Once the Annual Budget for the year is approved as provided in (b) above, each Owner shall make a lump sum payment equal to the amount, if any, by which its payments made pursuant to the preceding sentence is less than the Owner’s Allocable Share for the period in question, as determined by the Annual Budget. If such payments exceed the amount due from an Owner, the Manager shall credit such amount to the payments is required to make during the year covered by the new Annual Budget.

      (d) It is acknowledged that the Allocable Share of a Parcel is subject to adjustment as additional Parcels have Floor Area open for business with the public. To the extent that the Annual Statement reveals that an Owner has underpaid its Allocable Share, the Owner shall within thirty (30) days after its receipt of the Annual Statement, make a lump sum payment to the Manager equal to the amount of the underpayment. Should the Annual Statement reveal that an Owner has overpaid its Allocable Share, then the Manager shall credit such amounts to the payments the Owner is required to make pursuant to subparagraph (c) of this Article.

Article 5

Term of Agreement
Amendments

      Section 5.1 Term. Except for the easements granted by Article 3 hereof which are perpetual, this Agreement shall remain in full force and effect for a term (the “Term”) of seventy-five (75) years from the date this Agreement is recorded among the Land Records, or until such earlier time as may be required in order that this Agreement will not be invalidated or be subject to invalidation by reason of a limitation imposed by law on the duration thereof. Upon a vote of

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the Owners representing a majority of the Floor Area within the Land, the Term of this Agreement will be continued in ten (10) year incremental extensions by recording an amendment to this Agreement by the end of the initial seventy-five (75) years or any successive ten (10) year extension thereof.

      Section 5.2 Amendments. This Agreement may be amended or otherwise modified only by a writing, recorded among the Land Records, signed by (i) Owners representing eighty percent (80%) of the Floor Area within the Land; and (ii) the Owner of the Parcels comprising the Access Road.

      Section 5.3 Automatic Termination. Notwithstanding Section 5.1 hereof, if at any time all or any portion of the Access Road are dedicated and accepted for public street purposes, this Agreement (and the easements granted hereunder) shall terminate to the extent of such dedication and acceptance.

Article 6

Miscellaneous Provisions

      Section 6.1 Exhibits. Each reference herein to an Exhibit refers to the applicable Exhibit that is attached to this Agreement. All such Exhibits constitute a part of this Agreement and by this Section are expressly made a part hereof.

      Section 6.2 Captions; Pronouns. The captions of this Agreement are inserted only as a matter of convenience and for reference. They do not define, limit or describe the scope or intent of the provisions of this Agreement and they shall not affect the interpretation hereof. Whenever singular, plural, masculine, feminine or neuter pronouns are used herein they shall be construed interchangeably so as to fit the applicable context.

      Section 6.3 Locative Adverbs. The locative adverbs “herein”, “hereunder”, “hereto”, “hereinafter”, and like words wherever the same appear herein, mean and refer to this Agreement in its entirety and not to any specific Article, Section or Subsection or Exhibit hereof.

      Section 6.4 Right to Enjoin. In the event of any violation or threatened violation of any of the provisions of this Agreement by an Occupant any Owner shall have the right to obtain from a court of competent jurisdiction an injunction, against such violation or threatened violation and any defense that an adequate remedy at law may exist is hereby waived.

      Section 6.5 Remedies Cumulative. The rights and remedies provided in this Agreement shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive of any of the others, or of any other right or remedy at law or in equity which an Owner might otherwise have by virtue of a default

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hereunder, and the exercise of one such right or remedy shall not impair the standing of an Owner to exercise any other right or remedy.

      Section 6.6 Waiver of Default. A waiver of any default by any Person must be in writing and no such waiver shall be implied from any omission to take any action in respect of such default. No express written waiver of any default shall affect any default or cover any period of time other than the default and period of time specified in such express waiver. One or more written waivers of any default in the performance of any provisions of this Agreement shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term of provision contained herein. No consent or approval by an Owner to or of any act or request by an Occupant requiring consent or approval shall be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act or requests.

      Section 6.7 Interest on Late Payments and Lien. Any sums payable by an Occupant under this Agreement that are not paid within thirty (30) days after the date when originally due shall bear interest from the date the payment was originally due at the rate of three percent (3%) per annum over the then existing prime rate of interest charged by First Union Bank of Virginia, N.A. (but in no event exceeding the maximum rate per annum permitted by Virginia law for commercial transactions) until the date of payment.

      If an Occupant is required by the terms of this Agreement to pay the Manager any sum, then, in addition to interest on said sum as aforesaid, the Manager shall have and is hereby given as security for such sum and interest due it, a valid and enforceable lien (the “Security Lien”) upon the Occupant’s right, title and interest in and to its Parcel and all the improvements at any time and from time to time situated thereon (the “Occupant’s Property”), and the Manager shall have the right to enforce and foreclose the Security Lien in accordance with Virginia law, it being understood and agreed that the Security Lien, once established, shall be superior to any other lien and encumbrance on the Occupant’s Parcel created or arising after the date of recording of this Agreement, excepting only the lien of any Mortgage, and as to any such Mortgage, the Security Lien shall be subordinate. Anything hereinbefore in this Section contained to the contrary notwithstanding, it is expressly understood and agreed that the Security Lien is subject to the following conditions:

      (a) The Security Lien shall be subject and subordinate to any and all advances made under any Mortgage in whatever amounts and whenever made with interest thereon and to any expenses, charges and fees incurred thereby, including any and all of such advances, interest, expenses, charges and fees which may increase the indebtedness secured by such Mortgage above the original principal amount thereof, provided the same are advanced or incurred

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under any of the expressed provisions of such Mortgage or any extension, consolidation, modification or supplement thereto.

      (b) The Security Lien shall be subject and subordinate to any and all Leases upon all or any part of the Occupant’s Parcel executed prior to the date of the Security Lien.

      Section 6.8 No Partnership, Joint Venture or Principal Agent Relationship. Neither anything in this Agreement nor any acts of any Owner shall be deemed to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between any Persons.

      Section 6.9 Severability. If any provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby, and each remaining provision of the Agreement, unless specifically conditioned upon such invalid or unenforceable provision, shall be valid and enforceable to the fullest extent permitted by law.

      Section 6.10 Governing Law. This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Virginia.

      Section 6.11 Release from Liability. (a) Any Owner shall be bound by this Agreement only as to the Parcel as to which such Person is the Owner and only during the period that such Person is the Owner of such Parcel. Although Persons may be released under this paragraph, the easements, covenants, and restrictions in this Agreement shall continue to be benefits and servitudes upon the Parcels and shall run with the land.

      (b) In the event that the holder of any Mortgage or its nominee, designee, successor or assign shall acquire title to any Parcel by reason of a foreclosure of Mortgage, a sale pursuant to a power of sale contained in such Mortgage, a deed taken in lieu of foreclosure, or otherwise, such lender or its nominee, designee, successor or assign shall not be liable for any acts, omissions or occurrences that took place prior to the time when such lender or its nominee, designee, successor or assign shall have acquired title as aforesaid, but the Owner of such Parcel that was liable pursuant to the provisions of this Agreement immediately before such acquisition of the title by the lender or its nominee, designee, successor or assign shall be and remain (after such acquisition of title) personally liable for any acts, omissions or occurrences that took place prior to such acquisition of title.

      Section 6.12 Limitation of Liability. No partner, shareholder, trustee, beneficiary, director, officer, or employee of an Owner, or any affiliate of an Owner, shall have any personal liability under this Agreement. In addition, in the event any Person obtains a judgment against any Owner in connection with this

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Agreement, such person’s sole recourse shall be to the estate and interest of such Owner in and to its Parcel; provided, however, that the foregoing limitation of liability shall not apply in the event of any fraud, intentional misrepresentation, or intentional misconduct by such Owner or circumstances addressed in Section 6.11(b) hereof where an Owner is personally liable for acts occurring prior to a Mortgagee’s acquisition of title to the Parcel of the Owner. Nothing in this Section shall limit in any way any Person’s right to pursue equitable remedies in the event of a default by an Owner or an Occupant under this Agreement.

      Section 6.13 Mortgagee Notice and Right to Cure. A Mortgagee, during such period of time as such Mortgage shall be of record in the Land Records, shall be entitled to receive notice of any default by the maker of a Mortgage, provided that prior to the giving of the notice of default such Mortgagee shall have delivered a notice in the form hereinafter contained to the Manager and each Owner. The form of such notice shall be substantially as follows:

The undersigned, whose address is [insert mortgagee address] does hereby certify that it is the holder of a first/second/etc. mortgage (the “Mortgage”) upon the tract of land described on Exhibit A attached hereto and made a part hereof and being the Parcel of [insert name] (the “Mortgagor”) in Fairfax County, Virginia. In the event that any notice shall be given of the default of the Mortgagor, upon whose Parcel this Mortgage applies, a copy thereof shall be delivered to the undersigned at the address set forth herein, and the undersigned shall thereafter have all rights (but not the obligations) of the Mortgagor to cure a default by the Mortgagor. Failure to deliver a copy of such notice to the undersigned shall in no way affect the validity of the notice of default to the Mortgagor, but shall make the same invalid as it respects the interest of the Mortgagee in and to the Parcel.

      Any notice to such Mortgagee shall be mailed registered mail return receipt requested or sent by over-night delivery which provides receipt evidencing delivery to the address in the United States referred to in the form of notice set forth above. The giving of or failure to give any notice of default or the failure to deliver a copy to any such Mortgagee shall in no event create any liability on the part of the Owner so declaring or entitled to declare a default. The Mortgagee shall be permitted to cure any such default within forty-five (45) days after a copy of the notice of default shall have been sent to such Mortgagee, provided that, in the case of a default which cannot with diligence be remedied within such period of forty-five (45) days, if it has noticed the Owners that it is curing the default and if it has promptly commenced within the forty-five (45) day period and has proceeded and is proceeding with all due diligence to

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remedy such default, then such Mortgagee shall have an additional reasonably required period as may be necessary to remedy such default. The forty-five (45) day cure period of the Mortgagee to cure a default shall commence upon the expiration of any cure period granted to the Owner under this document.

      Section 6.14. Binding Effect. This Agreement shall run with the Land encumbered hereby and shall be binding upon and, to the extent provided herein, inure to the benefit of all Owners and Occupants and their successors and assigns.

[Signatures to appear on next page.]

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GUEST BUILDING
INDOOR POOL
GUEST BLDG
GATEHOUSE
FAIRFAX COUNTY PARKWAY
FAIR LAKES PARKWAY
RESTAURANT
OFFICE
CLUB HOUSE
IN-LINE RETAIL
BANK
MOBIL
FAIR LAKES
CIRCLE
EXSISTING ACCESS ROAD
Access Road Extension

SUPPLEMENT TO THE

AMENDED AND RESTATED
ACCESS EASEMENT

THIS SUPPLEMENT TO THE AMENDED AND RESTATED ACCESS EASEMENT (the “Agreement”) is made and entered into this           day of                     , 1996 by and among Fair Lakes Associates L.C., a Virginia limited liability company (“FL”), The Shops at Fair Lakes L.P., a Virginia limited partnership (“Shops”), Victor Limited Partnership, a Virginia limited partnership (“Victor”) York Limited Partnership, a Virginia limited partnership (“York”), Perch Associates Limited Partnership, a Virginia limited partnership (“Perch”), Builders Limited Partnership, a Virginia limited partnership (“Builders”), and Fair Lakes 7-B-D1 L.C., a Virginia limited liability company (“FL-7B) with reference to the following:

RECITALS:

      A.     Reference is made to that certain Amended and Restated Access Easement dated July 3, 1996, and recorded among the Land Records of the Clerk of the Circuit Court of Fairfax County, Virginia (the “Land Records”) in Deed Book 9750 at page 1108 (the “Easement Agreement”). All capitalized terms defined in the Easement Agreement which are used in this Agreement shall have the same meaning and definition when used herein.

      B.     Since the Easement Agreement was recorded, FL-7B acquired Parcel D-1, Fair Lakes, Section 7-B as the same appears duly dedicated, platted and recorded in that Deed of Resubdivision recorded among the Land Records in Deed Book 9669 at page 1201, pursuant to that certain Deed of Contribution recorded among the Land Records in Deed Book 9752 at page 1038.

      C.     The parties desire to clarify certain ambiguities in the Easement Agreement regarding the Existing Access Road in light of the fact that a portion of the same is located on land owned by the Shops, and enter into the Agreement to amend and supplement the Easement Agreement in the manner hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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1.     Exhibit E Part 2 to the Easement Agreement is deleted and replaced with Exhibit A to the Amendment, which by this reference is incorporated herein.

2.     Article 3(a) of the Easement Agreement, is deleted in its entirety and replaced with the following:

(a) FL and the Shops, as the owners of the Existing Access Road, and York and Victor as the owners of the Access Road Extension, hereby grant unto each Owner, and reserves unto itself, its successors and assignees, the perpetual non-exclusive right, privilege and easements in the Access Road for (i) ingress and egress; (ii) the passage and accommodation of pedestrians and motor vehicles; and (iii) the doing of such other things as are authorized or required to be done on the Access Road under this Agreement.

The easements granted by this Article 3(a) are (i) perpetual, however, the enjoyment of the easements on the Access Road Extension shall commence, as of the dates that portions of the Access Road Extension are completed and available for its intended use; and (ii) limited to the portions their respective Parcels forming a part of the Access Road as are within the boundaries of the private roadway constructed thereon.

3.     As Amended by this Agreement, the Easement Agreement remains in full force and effect and is hereby ratified and affirmed.

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EXHIBIT “G”

EXCLUSIONS FROM COMMON AREA MAINTENANCE COSTS

(i) Cost of repairs, restoration, replacements or other work required as a result of (i) fire, windstorm, or other insurable casualty that completely or partially destroys the Building but only to the extent that such costs are covered or reimbursable by Landlord’s insurance carrier; (2) the partial or total taking of the Building by eminent domain; (3) the gross negligence or wilful misconduct of Landlord, or any subsidiary or affiliate of Landlord, or any representative, employee or agent of Landlord (including the costs of any deductibles paid by Landlord); or (4) the act of any other tenant in the Shopping Center, or of any other tenant’s agents, employees, licensees or invitees to the extent that Landlord actually recovers the applicable cost from such person;

(ii) Leasing commissions, attorney’s fees (except for reasonable attorney’s fees incurred by Landlord to enforce Landlord’s rules and regulations for the operation of the Building) and costs and disbursements and other expenses of Landlord related to lease negotiations, the resolution of disputes with tenants, other occupants, prospective tenants or occupants of the Building, consultants, management agents, purchasers or mortgagees of the Building;

(iii) Allowances, concessions and Landlord’s other costs and expenses related to completing, furnishing, renovating, installing fixtures, improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Shopping Center, or vacant, leasable space in the Building;

(iv) Costs of the initial construction of the Building, and repairing, replacing or correcting defects (excluding costs of repair for normal wear and tear) in the construction of the Building, tenant improvements, the parking lot servicing the Building or other improvements of the Shopping Center, or in the Building equipment;

(v) Landlord’s costs or expenses relating to another tenant’s or occupant’s space related to (1) rendering any service or providing any benefit to such tenant or occupant provided by Landlord, that exceeds those that Landlord must provide to Tenant pursuant to his Lease (including without limitation insurance coverage for another tenant’s or occupant’s leasehold improvements), or (2) other services or benefits that exceed standard services that Landlord provides to all tenants or occupants of the Building, whether or not Landlord actually charges other tenants or occupants for such standard service or benefit;

(vi) Payment of principal and interest or other finance charges made on any debt, and rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such rental payments is for and valorem/real estate taxes or insurance premiums on the Building;

(vii) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including brokerage commissions, attorneys’ fees, accountants fees, closing costs, title insurance premiums, transfer taxes and interest charges;

(viii) Costs, fines, interest, penalties, legal fees or costs of litigation incurred by Landlord because of Landlord’s failure to punctually pay tax, utility and other payments;

(ix) Costs incurred by Landlord for trustee’s fees, partnership organizational expenses and accounting fees, except accounting fees relating solely to the ownership and operation of the Building (excluding, however, incremental accounting fees to the extent incurred separately in reporting operating results to the Building owners or lenders;

(x) Capital costs, including without limitation, capital improvements, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, other than those that actually reduce operating expenses, to the extent of such reduction;

(xi) Landlord’s general partnership, or corporate overhead and general and administrative expenses other than as set forth in the lease;

(xii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, but only if the profit from such commercial concession is paid to the Landlord;

(xiii) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment customarily treated as a capital expenditure, except equipment not affixed to the Building used in providing janitorial or similar services, and except equipment necessary for the repair and maintenance of Building equipment;

(xiv) Rent for Landlord’s on-site management or leasing office, or any other offices or spaces of Landlord or any related entity;

(xv) Landlord’s income and franchise taxes, special assessments, and other business taxes, except those business taxes that relate solely to the operation of the Building;

(xvi) All amounts that would constitute operating expenses paid to any affiliate or subsidiaries of Landlord, or any representative, employee or agent of the foregoing in excess of competitive rates for similar services of comparable quality rendered by persons or entities of similar skills, competence and experience;

(xvii) Costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants;

(xviii) Increased insurance premiums caused by Landlord’s hazardous acts or any other tenant’s hazardous acts;

(xix) Moving expenses and related costs of tenants of the Building to the extent not provided by Landlord (i) to Tenant and (ii) generally to other initial tenants of the Building;

(xx) Advertising and promotional costs associated with the leasing of the Building, and costs of signs in or on the Building identifying the owners of the Building or any tenant of the Building;

(xxi) Costs incurred to correct violations of any law, rule, order or regulation in effect as of the Lease Commencement Date, of which written notice has been given to Landlord;

(xxii) Costs incurred (less costs of recovery) for any items covered by a manufacturer’s materialman’s vendor’s or contractor’s warranty (a “Warranty”) which are paid by such manufacturer, materialman, vendor or contractor (Landlord shall pursue a breach of warranty claim for items covered by a Warranty unless Landlord determines in good faith that such action would not be in the best interest of the tenants of the Building;

(xxiii) Non-cash items such as deductions for depreciation and amortization of the Building and Building equipment, or interest on capital invested, except on materials, tools, supplies and vendor-type equipment purchases by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation is included in the charge for such third party’s service, all as determined in accordance with generally accepted accounting principles, consistently applied;

(xxiv) Services provided and costs incurred in connection with the operation of ancillary operations owed, operated or subsidized by Landlord;

(xxv) Expenses and costs not normally included by Landlords of buildings of the same quality and classification as the Building in accordance with generally accepted accounting principles, or that are not competitive or not prudent in view of the goods and services obtained for such expense or costs;

(xxvi) Consulting costs and expenses paid by Landlord, unless the same relate exclusively to the improved management, operation or safety of the Building;

(bb) The cost of any “tap fees” or one-time lump sum sewer or water connection fees for the Building payable in connection with the initial construction of the Building;

(cc) Rental for any space in the Building set aside for conference facilities, storage facilities;

(dd) Vault rental; and

(ee) Wages and salaries for offsite employees and employees at the Building above the level of Building Manager.

FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of this 17 day of September, 1997, by and between THE SHOPS AT FAIR LAKES, L.P., a Virginia limited partnership (“Landlord”) and ALLIANCE BANK, a bank in organization (“Tenant”).

WITNESSETH

RECITALS:

      R-1.     Landlord and Tenant entered into a certain Lease Agreement dated September 15, 1997 (the “Lease”), for premises known as 12735 Shops Lane, containing approximately Three Thousand Eight Hundred Eighteen (3,818) square feet (the “Premises”).

      R-2.     Landlord and Tenant desire to amend and modify the Lease as hereinafter set forth.

      NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

      1.     Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part of this First Amendment to the same extent as if set forth herein in full.

      2.     Bankruptcy or Insolvency. Part XVI of the General Lease Provisions entitled “Bankruptcy or Insolvency” is hereby amended to include the following Section:

16.07. Termination of Lease.

           Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority (“Authority”), Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority (which concurrence shall be deemed given if the receiver or liquidator fails to respond to Landlord’s termination request within sixty (60) days after such receiver’s or liquidator’s receipt of same); provided, that in the event this Lease is terminated with the concurrence of the receiver or liquidator as provided above (or such concurrence is deemed given as provided above), the maximum claim of Landlord for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be more than an amount equal to all accrued and unpaid rent to the date of termination, plus all damages Landlord is otherwise entitled to under Section 17.02 of the Lease, including, without limitation, the cost of reletting the Premises.

      3.     Ratification of Lease/Conflict. All terms and conditions of the Lease are hereby ratified and affirmed, as modified by this First Amendment. To the extent there is any inconsistency between the Lease and this First Amendment, the provisions of this First Amendment shall control.

      4.     No Waiver. Tenant hereby acknowledges that Landlord’s execution of this First Amendment shall not (a) constitute a waiver of any of Landlord’s rights and remedies under the Lease or at law with respect to the Tenant’s obligations under the Lease and (b) be construed as a bar to any subsequent

THE PETERSON COMPANIES

DISTRIBUTION MEMORANDUM

Date:	July 21, 1998
To:	Mr. George Webb, Alliance Bank (Original)
Mr. Dave Cordingley, Alliance Bank (Copy)
Paul Darr, The Irving Group (Copy)
Faith Rodgers, Director H/P Management, Inc. (Original)
Retail Leasing File (Original)
Amy Cook, Holland and Knight (Copy)
From:	Nora Eakins Phone: (703) 631-75982 Fax: (703) 818-1250
Subj:	Alliance Bank Shops at Fair Lakes, Fairfax, Virginia

REMARKS:

Enclosed please find a fully executed original of a Second Amendment to Lease for Alliance Bank dated July 10, 1998.

If you need further information, please let me know.

SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of this 10 day of July, 1998, by and between THE SHOPS AT FAIR LAKES, L.P., a Virginia limited partnership (“Landlord”) and ALLIANCE BANK, a financial institution in formation (“Tenant”).

WITNESSETH

RECITALS:

      R-1.     Landlord and Tenant entered into a certain Lease Agreement dated September 15, 1997 (the “Deed of Lease”), for premises known as 12735 Shops Lane, containing approximately Three Thousand Eight Hundred Eighteen (3,818) square feet (the “Premises”).

      R-2.     Said Deed of Lease has been amended by an Amendment to Lease dated September 17, 1998 (the “First Amendment”). The Deed of Lease, as amended by the First Amendment and the Second Amendment, is referred to hereafter as the “Lease.”

      R-3.     Landlord and Tenant desire to amend and modify the Lease as hereinafter set forth.

      NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

      1.     Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part of this Second Amendment to the same extent as if set forth herein in full.

      2.     Section 1.01(1) of the Lease is hereby deleted in its entirety and the following is substituted in its place:

(1) Required Opening Date: January 1, 1999

      3.     Section 1.03 of Exhibit “C” to the Lease is hereby deleted in its entirety and the following is substituted in its place:

Section 1.03. Minimum Rent.

           During the Term of this Lease, Tenant shall pay a Minimum Rent, which shall be the amount specified as Minimum Rent in Article I of the Lease, to Landlord in lawful money of the United States, without any prior demand and without any offset or deduction whatsoever, in advance on the first day of each calendar month during the Term of this Lease.

      4.     Section 2.02 of the Lease is hereby deleted in its entirety and the following is substituted in its place:

2.02. Primary Term. The Primary Term of this Lease shall be for the period specified in Section 1.01 (e). The Primary Term will commence on the Commencement Date, which for purposes of this Lease shall be August 1, 1998.

      5.     Contingencies. Section 2.05(a) of the Lease is hereby deleted in its entirety and the following is substituted in its place:

2.05(a). Contingencies.

      (a) (i) Tenant has submitted its amended applications with the Virginia State Corporation Commission, Federal Deposit Insurance Corporation and the Federal Reserve Board (collectively referred to herein as the “Regulatory Agencies”) and has not received approval to operate its bank from such Regulatory Agencies subject to the condition that Tenant raise an additional One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00). Tenant shall use diligent efforts to comply with this condition on or before January 1, 1999. Immediately upon satisfaction of this condition, Tenant shall notify Landlord in writing, and Tenant shall specify the date of such final approval.

      (ii) Subject to the terms of this subsection (ii), Tenant shall have an option to terminate this Lease at any time prior to January 1, 1999, but before Tenant fulfills the condition set forth in subsection (i) above. To exercise this termination option, Tenant must (i) give Landlord written notice of the exercise thereof (“Tenant’s Notice”), and (ii) pay to Landlord with Tenant’s Notice a termination fee of Seventy-Five Thousand and No/100 Dollars ($75,000.00). The termination date will be the date which is the first day of the month following the date of Landlord’s receipt of Tenant’s Notice (“Tenant’s Termination Date”). By way of example, if Landlord receives Tenant’s Notice on November 15, 1998, Tenant’s Termination Date shall be December 1, 1998. From the date of Tenant’s Notice through Tenant’s Termination Date, the Lease shall remain in full force and effect, and Tenant shall honor all of its obligations hereunder.

      Tenant may not exercise this termination option if, at the time it exercises the option, Tenant is, in monetary default under this Lease. If Tenant exercises this termination option, Tenant will surrender the Premises to Landlord on or before Tenant’s Termination Date in the condition required by Section 18.01 of this Lease.

      If Tenant fails to exercise the termination option set forth in this Section on or before January 1, 1999, then any

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attempted exercise of such termination option shall be null, void and of no force and effect.

      If Tenant has not fulfilled the condition set forth in subsection (i) above on or before January 1, 1999, Landlord may terminate this Lease upon written notice to Tenant given at any time after January 1, 1999, but before Tenant fulfills the condition under subsection (i).

      6.     Ratification of Lease/Conflict. All terms and conditions of the Lease are hereby ratified and affirmed, as modified by this Second Amendment. To the extent there is any inconsistency between the Lease and this Second Amendment, the provisions of this Second Amendment shall control.

      7.     No Waiver. Tenant hereby acknowledges that Landlord’s execution of this Second Amendment shall not (a) constitute a waiver of any of Landlord’s rights and remedies under the Lease or at law with respect to the Tenant’s obligations under the Lease and (b) be construed as a bar to any subsequent enforcement of any of Landlord’s rights or remedies against Tenant.

      8.     Capitalized Terms. All capitalized terms in this Second Amendment shall have the same meanings as in the Lease unless expressly provided otherwise herein.

      IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal as of the date first above written.

WITNESS:	LANDLORD:

THE SHOPS AT FAIR LAKES, L.P., a Virginia limited partnership

By: /s/ Nora H. Eakins	By: /s/ Milton V. Peterson

Name: Milton V. Peterson
Its:

WITNESS:	ALLIANCE BANK, a financial institution in formation

By: /s/ [SIG]	By: /s/ George S. Webb

Name: George S. Webb
Its: Director

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enforcement of any of Landlord’s rights or remedies against Tenant.

      5.     Capitalized Terms. All capitalized terms in this First Amendment shall have the same meanings as in the Lease unless expressly provided otherwise herein.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed under seal as of the date first above written.

WITNESS:	LANDLORD:
THE SHOPS AT FAIR LAKES, L.P., a Virginia limited partnership

By: /s/ [SIG] (Seal)

Name:
Its:

WITNESS:	ALLIANCE BANK, a Bank in Organization

/s/ [SIG]	By: /s/ Donald E. Ervin

Name: Donald E. Ervin
Its: President

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